   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2000
                                               REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------
                             DELTA AIR LINES, INC.
             (Exact name of Registrant as Specified in its Charter)

                         DELAWARE                                                    58-0218548
              (State or other Jurisdiction of                                     (I.R.S. Employer
              incorporation or Organization)                                   Identification Number)

                    HARTSFIELD ATLANTA INTERNATIONAL AIRPORT
                             ATLANTA, GEORGIA 30320
                                 (404) 715-2600
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                          COPIES OF CORRESPONDENCE TO:

               ROBERT S. HARKEY, ESQ.                                ROBERT W. REEDER, III
              SENIOR VICE PRESIDENT --                                SULLIVAN & CROMWELL
            GENERAL COUNSEL & SECRETARY                                 125 BROAD STREET
               DELTA AIR LINES, INC.                             NEW YORK, NEW YORK 10004-2498
                 HARTSFIELD ATLANTA                                      (212) 558-3755
               INTERNATIONAL AIRPORT
               ATLANTA, GEORGIA 30320
                   (404) 715-2387

               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
                           -------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                           -------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF SECURITIES                  AGGREGATE OFFERING                          AMOUNT OF
               TO BE REGISTERED                                PRICE(1)                          REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Debt Securities, Pass Through Certificates and
  Equipment Trust Certificates.................             $1,000,000,000                            $264,000
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. If any Debt Securities, Pass Through Certificates or Equipment Trust Certificates are issued at a discount, such greater amount as shall result in an aggregate initial offering price of $1,000,000,000. If any Debt Securities or Pass Through Certificates or Equipment Trust Certificates are issued in a currency or composite currency other than U.S. dollars, such different amount as shall result in an aggregate initial offering price of U.S.$1,000,000,000.
(2) Pursuant to Rule 429, the prospectuses filed as part of this Registration Statement also relate to the remaining unsold (1) $662,500,000 principal amount of Debt Securities and Pass Through Certificates previously registered under Form S-3 Registration Statement (File No. 333-58647), and
    (2) $3,600,000 principal amount of Debt Securities, and $80,281,000 principal amount of Equipment Trust Certificates and Pass Through Certificates, previously registered under Form S-3 Registration Statement (File No. 33-50175). Filing fees of $195,438 and $26,213 were paid with respect to these securities.
                           -------------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains three separate forms of prospectuses to be used in connection with offerings of Debt Securities, Pass Through Certificates and Equipment Trust Certificates.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2000

PROSPECTUS

                             DELTA AIR LINES, INC.

                                DEBT SECURITIES
                           -------------------------

     This prospectus relates to the issuance of unsecured debt securities and other evidences of indebtedness by Delta Air Lines, Inc.

ISSUANCE OF DEBT SECURITIES:

- Series may be periodically offered;

- Series may be denominated in U.S. dollars or other currencies or currency units;

- Prices and terms will be determined at the time of sale; and

The total aggregate principal amount (or, in the case of debt securities issued at a discount, the initial offering price) will not exceed US $1,746,381,000 (or the equivalent in foreign currencies or currency units).

FORMS THAT DEBT SECURITIES MAY TAKE:

- Registered form;

- Bearer form; or

- Global form.

This prospectus is accompanied by a prospectus supplement which includes additional information as to a particular series of debt securities. Sales of debt securities may not be consummated without both this prospectus and a prospectus supplement.

                INFORMATION FOUND IN THE PROSPECTUS SUPPLEMENT:

- Aggregate principal amount of the series of debt securities

- Denominations

- Maturity

- Interest rate

- Time of interest payments

- Any terms for redemption

- Any terms for sinking fund payments

- Any listing on a national securities exchange

- Initial public offering price

- Names of any underwriters or agents

- Terms of any underwriting arrangements

- Amounts to be purchased by underwriters or agents

- Compensation of underwriters or agents

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              The date of this prospectus is               , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................    1
Delta Air Lines, Inc........................................    1
Use of Proceeds.............................................    1
Consolidated Ratios of Earnings to Fixed Charges............    1
Description of Debt Securities Delta May Offer..............    2
Plan of Distribution........................................   12
Validity of the Debt Securities.............................   12
Experts.....................................................   12
Where You Can Find More Information.........................   13

                           -------------------------

     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to in this prospectus or any prospectus supplement. Delta has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Delta is offering to sell the debt securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the debt securities.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Delta filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, Delta may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,746,381,000. This prospectus provides you with a general description of the debt securities Delta may offer.

     Each time Delta sells debt securities, Delta will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 13.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             DELTA AIR LINES, INC.

     Delta is a major airline engaged in domestic and foreign air transportation. We provide scheduled air transportation over a network of routes throughout the United States and between the United States and various foreign countries.

     We operate hubs at Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's Kennedy Airport and a Pacific gateway in Portland, Oregon. Our principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600. Delta is incorporated under the laws of the State of Delaware.

                                USE OF PROCEEDS

     Delta intends to use the net proceeds from the sale of the debt securities offered hereby for general corporate purposes, unless otherwise specified in the prospectus supplement relating to a specific issuance of debt securities. Such general corporate purposes may include, among other possible uses, the repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Delta and its consolidated subsidiaries for the periods indicated:

                                    SIX MONTHS
                                       ENDED
      YEARS ENDED JUNE 30,         DECEMBER 31,
--------------------------------   -------------
1995   1996   1997   1998   1999   1998    1999
----   ----   ----   ----   ----   -----   -----
1.69   1.43   3.05   3.41   3.45   3.04    3.67

Earnings represent:

     - Income before income taxes, excluding the cumulative effect of accounting changes;

       plus

     - Fixed charges, excluding capitalized interest and interest offset on the Guaranteed Serial ESOP Notes of the Delta Family-Care Savings Plan, which are guaranteed by Delta.

Fixed charges include:

     - Interest, whether expensed or capitalized, including gross interest on the Guaranteed Serial ESOP Notes;

     - Amortization of debt issuance costs; and

     - One-half of rental expense, except for the years ended June 30, 1995, 1996 and 1997, where one-third of the rentals were included in fixed charges. Management of Delta believes this is representative of the interest factor in those periods.

                 DESCRIPTION OF DEBT SECURITIES DELTA MAY OFFER

     As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. The indenture is a contract, dated as of May 1, 1991, between Delta and The Bank of New York, which acts as trustee.

     The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "Remedies If an Event of Default Occurs" on pages 10-11. Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of the indenture may be obtained from Delta as described below under "Where You Can Find More Information" on page 13.

     Delta may issue as many distinct series of debt securities under the indenture as it wishes.

     This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

     Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, Delta describes the meaning for only the more important terms. Delta also includes references in parentheses to certain sections of the indenture. Whenever Delta refers to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement. You must look to the indenture for the most complete description of what Delta describes in summary form in this prospectus.

     This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

     Delta may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

     In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

     - the title of the series of debt securities;

     - any limit on the aggregate principal amount of the series of debt securities;

     - the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

     - the date or dates on which the series of debt securities will mature;

     - the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

     - the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

     - the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

     - any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

     - the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

     - if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

     - the currency of payment of principal, premium, if any, and interest on the series of debt securities;

     - if the currency of payment of principal, premium, if any, and interest on the series of debt securities is subject to the election of Delta or a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

     - any index used to determine the amount of payment of principal, premium, if any, and interest on the series of debt securities;

     - the applicability of the provisions described under "Defeasance" on pages 8-9;

     - any event of default under the series of debt securities if different from those described under "What Is an Event of Default?" on page 10;

     - if the series of debt securities will be issuable only in the form of a global security, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

     - any other special feature of the series of debt securities.

LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT HOLDERS

     Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name. Instead, Delta would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle voting if required;

     - whether and how you can instruct it to send you debt securities registered in your own name so that you can be a direct holder as described below; and

     - how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by Delta or the trustee, run only to persons who are registered as holders of debt securities. As noted above, Delta does not have obligations to you if you hold debt securities in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

GLOBAL SECURITIES

     -WHAT IS A GLOBAL SECURITY? A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If Delta chooses to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. Delta does this by requiring that the global security be registered in the name of a financial institution it selects and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of global securities.

     -SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

     If you are an investor, you should be aware that if debt securities are issued only in the form of global securities:

     - You cannot get debt securities registered in your own name.

     - You cannot receive physical certificates for your interest in the debt securities.

     - You will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See "Legal Ownership -- Street Name and Other Indirect Holders" on pages 3-4.

     - You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

     - The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. Delta and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interest in the global security. Delta and the trustee also do not supervise the depositary in any way.

     SPECIAL SITUATIONS WHEN GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described in the next paragraph, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or brokers to find out how to have your interests in debt securities transferred to our own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled "Street Name and Other Indirect Holders" on pages 3-4 and "Direct Holders" on page 4.

     The special situations for termination of a global security are:

     - When the depositary notifies Delta that it is unwilling, unable or no longer qualified to continue as depositary.

     - When Delta notifies the trustee that it wishes to terminate the global security.

     - When an event of default on the securities has occurred and has not been cured, disregarding for this purpose any requirement of notice or that the default exists for a specified period of time. (Default is discussed later under "Events of Default" on page 10.)

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not Delta or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders. (Sections 204 and 305)

IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT STREET NAME OR OTHER INDIRECT HOLDERS OF DEBT SECURITIES. INDIRECT HOLDERS SHOULD READ THE PREVIOUS SUBSECTION ON PAGES 3-4 ENTITLED "STREET NAME AND OTHER INDIRECT HOLDERS".

OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - ADDITIONAL MECHANICS relevant to the debt securities under normal circumstances, such as how you transfer ownership and where Delta makes payments;

     - Your rights in several SPECIAL SITUATIONS, such as if Delta merges with another company, or if Delta wants to change a term of the debt securities;

     - Promises Delta makes to you about how it will run its business, or a business action Delta promises not to take, known as a RESTRICTIVE COVENANT;

     - DEFEASANCE clauses, which may allow for Delta to be completely released from its payment and other obligations on the debt securities or partially released from any restrictive covenants in the debt securities; and

     - Your rights if Delta DEFAULTS or experiences other financial difficulties.

ADDITIONAL MECHANICS

FORM, EXCHANGE AND TRANSFER

     The debt securities will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - in denominations that are even multiples of $1,000. (Section 302)

     You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section
305) This is called an exchange.

     You may exchange or transfer debt securities at the office of the trustee. The trustee acts as Delta's agent for registering debt securities in the names of holders and transferring debt securities. Delta may change this appointment to another entity or perform these functions itself. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305)

     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership. (Section 305)

     If Delta has designated additional transfer agents, they are named in the prospectus supplement. Delta may cancel the designation of any particular transfer agent. Delta may also approve a change in the office through which any transfer agent acts. (Section 1002)

     If the debt securities are redeemable and Delta redeems less than all of the debt securities of a particular series, Delta may block the transfer or exchange of debt securities during the period beginning 15 days before the day Delta mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. Delta may also refuse to register transfers or exchanges of debt securities selected for redemption, except that Delta will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section
305)

PAYMENT AND PAYING AGENTS

     Delta will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that Delta will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

     Delta will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, Floor 21W, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. Delta may also choose to pay interest by mailing checks.

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

     Delta may also arrange for additional payment offices, and may cancel or change these offices, including its use of the trustee's corporate trust office. These offices are called paying agents. Delta may also choose to act as its own paying agent. Delta must notify you of changes in the paying agents for any particular series of debt securities. (Section 1002)

NOTICES

     Delta and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106)

     Regardless of who acts as paying agent, all money paid by Delta to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to Delta. After that two-year period, you may look only to Delta for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

SPECIAL SITUATIONS

MERGERS AND SIMILAR EVENTS

     Delta is generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person or to buy or lease substantially all of the assets of another person. However, we may not take any of these actions unless all of the following conditions are met:

     - Where Delta merges out of existence or sells or leases substantially all of its assets, the other person must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

     - The merger, sale of assets or other transaction must not cause a default on the debt securities, and Delta must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving Delta default notice or Delta's default having to exist for a specific period of time were disregarded. (Section 801)

MODIFICATION AND WAIVER

     There are three types of changes Delta can make to the indenture and the debt securities.

     CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

     - change the stated maturity of the principal or interest on a debt security;

     - reduce any amounts due on a debt security;

     - reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

     - change the place or currency of payment on a debt security;

     - impair your right to sue for payment;

     - reduce the percentage of the principal amount of debt securities the consent of which is needed to modify or amend the indenture;

     - reduce the percentage of the principal amount of debt securities the consent of which is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     - modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

     CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by the holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities described in the next paragraph. (Sections 901 and 902) Delta may obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, Delta cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed and described previously on page 7 under "Changes Requiring Your Approval" unless Delta obtains an individual consent to the waiver from every holder. (Section 513)

     CHANGES NOT REQUIRING APPROVAL. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901) Holders of debt securities will also not be eligible to vote if the debt securities have been fully defeased as described below under "Defeasance -- Full Defeasance" on page 9. (Section 1301)

     FURTHER DETAILS CONCERNING VOTING. When taking a vote, Delta will use the following rules to decide how much principal amount to attribute to a debt security:

     - For original issue discount securities, Delta will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

     - For debt securities whose principal amount is not known (for example, because it is based on an index), Delta will use a special rule for that debt security described in the prospectus supplement.

     - For debt securities denominated in one or more foreign currencies or currency units, Delta will use the U.S. dollar equivalent.

     Delta will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. Delta, however, will not be permitted to set a record date in order to determine the holders of outstanding debt securities that are entitled to:

     - give notices of defaults;

     - accelerate the maturity of the debt securities;

     - rescind a declaration of acceleration; or

     - direct the trustee in taking actions under the indenture. (Section 104)

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF DELTA SEEKS TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

ABSENCE OF RESTRICTIVE COVENANTS

     The indenture does not contain any promises by Delta on how it will operate its business, and does not restrict Delta's ability to incur debt or grant liens on its assets. If Delta determines to include such a promise for the benefit of a particular series of debt securities, such promise, or restrictive covenant, will be described in the prospectus supplement relating to that series of debt securities.

DEFEASANCE

     Delta may be completely released from its payment and other obligations on the debt securities or may be released from certain events of default as described below. The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if Delta chooses to have them apply to that series. If Delta does so choose, it will state that in the prospectus supplement. (Section 1301)

     FULL DEFEASANCE. If there is a change in federal tax law, as described below, Delta can legally release itself from any payment or other obligations on the debt securities, called full defeasance, if Delta puts in place the following other arrangements for you to be repaid:

     - Delta must deposit in trust for your benefit and the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - There must be a change in current federal tax law or a ruling from the Internal Revenue Service that lets Delta make the above deposit without causing you to be taxed on the debt securities any differently than if Delta did not make the deposit and just repaid the debt securities. Under current federal tax law, the deposit and Delta's legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to Delta.

     - Delta must deliver to the trustee a legal opinion of Delta's counsel confirming the tax law change described above. (Sections 1301 and 1302)

     If we are able to fully defease the debt securities, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to Delta for repayment.

     COVENANT DEFEASANCE. Under current federal tax law, Delta can make the same type of deposit described above and be released from any restrictive covenants in the debt securities and an event described in the fifth and sixth bullet points below under "What Is an Event of Default?" on page 10 will no longer constitute an event of default. This is called covenant defeasance. In that event, you would lose the protection of any such restrictive covenant and such event of default but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, Delta must do the following:

     - Delta must deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their respective due dates; and

     - Delta must deliver to the trustee a legal opinion of its counsel confirming that under current federal income tax law Delta may make the above deposit without causing you to be taxed on the debt securities any differently than if Delta did not make the deposit and simply repaid the debt securities in accordance with their terms.

     If Delta accomplishes covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

     - Any promises Delta may have made regarding the conduct of its business relating to any series of debt securities and described in the prospectus supplement; and

     - The events of default relating to a default on the payment or acceleration of other indebtedness described in the fifth and sixth bullet points below under "What Is an Event of Default?" on page 10.

     If Delta accomplishes covenant defeasance, you can still look to Delta for repayment of the debt securities if there was a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as Delta's bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1302 and
1303)

DEFAULT AND RELATED MATTERS

RANKING

     The debt securities are not secured by any of Delta's property or assets. Accordingly, your ownership of debt securities means you are one of Delta's unsecured creditors. The debt securities are not subordinated to any of Delta's other debt obligations and therefore they rank equally with all of Delta's other unsecured and unsubordinated indebtedness.

EVENTS OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

     WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" means any of the following:

     - Delta does not pay the principal or any premium on a debt security within 5 business days of its due date.

     - Delta does not pay interest on a debt security within 30 days of its due date.

     - Delta does not deposit money in a separate account, known as a sinking fund, when a deposit is due.

     - Delta remains in breach of covenant or warranty of the indenture for 60 days after it receives a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of 25% of the outstanding principal amount of debt securities of the affected series.

     - Delta or any restricted subsidiary fails to pay at the final stated maturity any indebtedness for borrowed money totaling over $75,000,000 and Delta or the restricted subsidiary does not repay the indebtedness within 10 days after Delta receives a notice of default from the trustee or holders of 25% of the outstanding principal amount of the affected debt securities.

     - Delta or any restricted subsidiary defaults on any indebtedness for borrowed money totaling over $75,000,000 and Delta's or the restricted subsidiary's obligation to repay such indebtedness is accelerated, and this repayment obligation remains accelerated for 10 days after Delta receives a notice of default by the trustee or holders of 25% of the outstanding principal amount of the affected debt securities.

     - Delta files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

     - Any other event of default described in the prospectus supplement occurs. (Section 501)

     CERTAIN DEFINITIONS RELATING TO THE EVENTS OF DEFAULT. The following are terms that are important in your understanding of the events of default.

     "Restricted subsidiary" means a subsidiary of Delta that:

     - has its properties and operations principally in the United States; and

     - owns an airplane, or an engine installed in an airplane, with 75 or more passenger seats. (Section 101)

     "Restricted subsidiary", however, does not include a subsidiary of Delta which is primarily engaged in the business of a finance company. (Section 101)

     "Subsidiary" is a corporation of which more than 50% of the voting stock is owned by Delta and/or one or more of its other subsidiaries. Voting stock is a kind of stock that ordinarily votes for the election of directors. (Section 101)

     REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

     Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

     Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority of the outstanding principal amount of the securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

     - You must give the trustee written notice that an event of default has occurred and remains uncured.

     - The holders of 25% of the outstanding principal amount of all the securities of the relevant series must make a written request that the trustee take action because of an event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

     - The trustee must have not taken action for 60 days after receipt of the above written request and offer of indemnity and no directions inconsistent with the above written request must have been given to the trustee during such period. (Section 507)

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

STREET NAME AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

     Delta will furnish to the trustee every year a written statement of certain of its officers certifying that to their knowledge Delta is in compliance with the indenture and the debt securities, or else specifying any default and indicating the nature and status of the default. (Section 1004)

OUR RELATIONSHIP TO THE TRUSTEE

     The Bank of New York and certain of its affiliates are the trustees under a number of other indentures to which Delta is a party; some of these indentures relate to indebtedness which is secured. If an event of default occurred under the indenture relating to the debt securities or one of these other indentures, The Bank of New York may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as trustee.

                              PLAN OF DISTRIBUTION

     Delta may sell debt securities:

     - to or through underwriting syndicates represented by managing underwriters;

     - through one or more underwriters without a syndicate for them to offer and sell to the public;

     - through dealers or agents; and

     - to investors directly in negotiated sales or in competitively bid transactions.

     Any underwriter or agent involved in the offer and sale of any series of the debt securities will be named in the prospectus supplement.

     The prospectus supplement for each series of debt securities will describe:

     - the terms of the offering of those debt securities, including the name of the agent or the name or names of any underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - other specific terms of the particular debt securities.

     Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the debt securities being offered by that prospectus supplement.

     Underwriters, agents and dealers may be entitled, under agreements with Delta, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Underwriters to whom debt securities are sold by Delta for public offering and sale are obliged to purchase all of those particular debt securities if any are purchased. This obligation is subject to certain conditions and may be modified in the applicable prospectus supplement.

     Each series of debt securities will be a new issue of securities and will not have an established trading market. Unless otherwise indicated in the applicable prospectus supplement, Delta will not list any series of debt securities on an exchange. No assurance can be given that you will be able to resell any debt securities that you may purchase.

     Underwriters, dealers or agents may engage in transactions with, or perform services for, Delta or its affiliates in the ordinary course of business.

                        VALIDITY OF THE DEBT SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities offered hereby will be passed upon for us by Robert S. Harkey, Senior Vice President -- General Counsel, and for any agents, dealers or underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

     - Current Report on Form 8-K dated November 30, 1999; and

     - Current Report on Form 8-K dated January 31, 2000.

     Any party to whom this prospectus is delivered, including a holder in street name, may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

     Delta Air Lines, Inc.
     Investor Relations Department
     (Dept. No. 829)
     P.O. Box 20706
     Atlanta, Georgia 30320
     (404) 715-2600

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                           -------------------------

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                 $1,746,381,000

                             DELTA AIR LINES, INC.

                                DEBT SECURITIES
                              --------------------

                                   PROSPECTUS

                              --------------------
                                            , 2000
             ------------------------------------------------------
             ------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2000

PROSPECTUS

                             DELTA AIR LINES, INC.

                           PASS THROUGH CERTIFICATES

                           -------------------------

     This prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by Delta Air Lines, Inc.

THE CERTIFICATES:

- Will be issued in one or more series with distribution rates and distribution dates specified in the prospectus supplement;

- Will represent interests in the relevant Pass Through Trust only and will be repaid only from the assets of that Trust, and will not represent obligations of, or be guaranteed by, Delta;

- May have one or more forms of liquidity enhancement; and

- Will be issued in registered form and may be issued in accordance with a book-entry system.

The aggregate public offering price of the Certificates will not exceed $1,746,381,000.

EACH PASS THROUGH TRUST:

- Will issue one or more series of Certificates;

- Will use the proceeds of each series of Certificates to purchase Equipment Notes of one or more series, each with an interest rate equal to the rate on that series of Certificates and with a maturity date on or prior to the final distribution date for that series of Certificates; and

- Will pass through principal and interest paid on the Equipment Notes that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES:

- Will be issued in series;

- Will be issued either in connection with sale/leaseback transactions relating to aircraft leased to us ("Leased Aircraft"), or to finance or refinance all or a portion of the cost of aircraft owned by us ("Owned Aircraft") or to raise funds for general corporate purposes;

- If issued in connection with Leased Aircraft, will not be our obligations and will not be guaranteed by us, but amounts due from us under the relevant lease will be sufficient to make all payments required under those Equipment Notes; and

- Will be secured by the aircraft specified in the prospectus supplement and, in the case of any Leased Aircraft, by the interest of the lessor in that lease.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to the particular series of Certificates being sold and the underlying Equipment Notes. Sales of Certificates may not be consummated without both this prospectus and a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               The date of this prospectus is             , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
                            PROSPECTUS
About This Prospectus.......................................    1
Delta Air Lines, Inc........................................    1
General Outline.............................................    1
Use of Proceeds.............................................    2
Consolidated Ratios of Earnings to Fixed Charges............    3
Description of the Certificates.............................    3
Description of the Equipment Notes..........................   17
Certain United States Federal Income Tax Consequences.......   24
ERISA Considerations........................................   27
Plan of Distribution........................................   27
Validity of the Certificates................................   28
Experts.....................................................   28
Where You Can Find More Information.........................   29

                           -------------------------

     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to in this prospectus or any prospectus supplement. Delta has not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. Delta is offering to sell the pass through certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the pass through certificates.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Delta filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, the Certificates described in this prospectus may be sold in one or more offerings up to a total dollar amount of $1,746,381,000. This prospectus provides you with a general description of the Certificates that may be offered.

     Each time Certificates are sold, Delta will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on page 29.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             DELTA AIR LINES, INC.

     Delta is a major airline engaged in domestic and foreign air transportation. We provide scheduled air transportation over a network of routes throughout the United States and between the United States and various foreign countries.

     We operate hubs in Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's Kennedy Airport and a Pacific gateway in Portland, Oregon. Our principal executive offices are located at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600. Delta is incorporated under the laws of the State of Delaware.

                                GENERAL OUTLINE

     The Certificates are securities that evidence an ownership interest in a pass through trust (a "Trust"). The holders of the Certificates issued by a Trust will be the beneficiaries of that Trust. The beneficial interest in a Trust represented by a Certificate will be a percentage interest in the property of that Trust. The beneficial interest will be equal to the original face amount of that Certificate divided by the original face amount of all the Certificates issued by that Trust. Each Certificate will represent a beneficial interest only in the property of the Trust that issued that Certificate. Multiple series of Certificates may be issued. If more than one series of Certificates is issued, each series of Certificates will be issued by a separate Trust.

     The property that will be held by each Trust will include equipment notes ("Equipment Notes") secured by either Leased Aircraft or Owned Aircraft. Payments on principal and interest on the Equipment Notes owned by a Trust will be passed through to holders of the Certificates issued by that Trust in accordance with the terms of the Basic Agreement (as defined below) for that Trust.

     We will enter into a Pass Through Trust Agreement (the "Basic Agreement") in anticipation of offerings of Certificates. In connection with issuance of a particular series of Certificates, we will enter into a separate Trust Supplement (a "Trust Supplement"). The Trust Supplement with respect to a particular series of Certificates will form a separate Trust for that series, and will name the trustee for that Trust (the "Trustee"). Action taken by the Trustee with respect to any series of Certificates will be taken on behalf of the Trust it represents.

     The Trustee will enter into one or more purchase or refunding agreements (each, a "Note Purchase Agreement") in connection with each series of Certificates. Under a Note Purchase Agreement, the Trustee will agree to purchase one or more Equipment Notes to be issued under a trust indenture (an "Indenture"). Each Equipment Note will relate to one or more Aircraft, as described in the applicable prospectus supplement.

     The Equipment Notes in each Trust will have identical interest rates, which in each case will be equal to the rate applicable to the Certificates issued by that Trust. Also, the Equipment Notes in each Trust will have identical priority of payment (in each case, relative to any other Equipment Notes issued under the same Indenture). The maturity dates of the Equipment Notes in each Trust will occur on or before the final distribution date applicable to the Certificates that will be issued by that Trust.

     The Trustee will distribute the amount of payments of principal, premium, if any, and interest received by it as holder of the Equipment Notes to the registered holders of Certificates of the Trust (the "Certificateholders") in which the Equipment Notes are held. These distributions may be subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates (which could, if applicable, limit or delay your receipt of distributions).

LEASED AIRCRAFT

     Each series of Equipment Notes issued in connection with a Leased Aircraft (the "Leased Aircraft Notes") will be issued by a trustee (an "Owner Trustee") under an Indenture (a "Leased Aircraft Indenture") between an Owner Trustee and a loan trustee (a "Loan Trustee"). The Owner Trustee and the Loan Trustee with respect to each series of Leased Aircraft Notes will be specified in the related prospectus supplement.

     The Owner Trustee will not be acting in its individual capacity, but solely as owner trustee of a separate trust for the benefit of one or more institutional investors (each, an "Owner Participant"). With respect to each Leased Aircraft, the related Owner Participant(s) will have provided or will provide, from sources other than the Leased Aircraft Notes, a portion of the equipment cost of the related Leased Aircraft. No Owner Participant will be personally liable for any amount payable under the related Leased Aircraft Indenture or the related Leased Aircraft Notes.

     Each Leased Aircraft will be leased by the related Owner Trustee to us pursuant to a separate lease agreement (a "Lease").

OWNED AIRCRAFT

     Equipment Notes that are not Leased Aircraft Notes are "Owned Aircraft Notes". Each series of Owned Aircraft Notes will be issued under an Indenture (an "Owned Aircraft Indenture") between a Loan Trustee and us.

                                USE OF PROCEEDS

     The Trustee will use the proceeds of the Certificates for the purchase of one or more Equipment Notes. The Equipment Notes will be issued:

     - To finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion of one or more separate leveraged lease transactions entered into by us, as lessee of Leased Aircraft;

     - To finance the purchase of Owned Aircraft by us, or to refinance any debt previously issued by us in connection with our purchase of Owned Aircraft; and

     - To provide us with proceeds available for general corporate purposes.

General corporate purposes of Delta may include, among other possible uses, the repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions.

     To the extent that the proceeds of any offering of Certificates are not used to purchase Equipment Notes on the date of issuance of those Certificates, the relevant proceeds will be held for the benefit of those Certificateholders. If those proceeds are not used to purchase Equipment Notes by the date specified in the applicable prospectus supplement, they will be returned to the applicable Certificateholders. See "Description of Certificates -- Delayed Purchase of Equipment Notes" on pages 15-16 for a description of the procedure for delayed purchase of Equipment Notes.

     The prospectus supplement with respect to any series of Certificates will provide additional details with respect to the use of proceeds of those Certificates, and with respect to the use of proceeds of any Equipment Notes to be purchased by the Trust.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Delta and its consolidated subsidiaries for the periods indicated:

                                    SIX MONTHS
                                      ENDED
      YEARS ENDED JUNE 30,         DECEMBER 31,
--------------------------------   ------------
1995   1996   1997   1998   1999   1998   1999
----   ----   ----   ----   ----   ----   -----
1.69   1.43   3.05   3.41   3.45   3.04   3.67

     Earnings represent:

     - Income before income taxes, excluding the cumulative effect of accounting changes; plus

     - Fixed charges, excluding capitalized interest and interest offset on the Guaranteed Serial ESOP Notes of the Delta Family-Care Savings Plan, which are guaranteed by Delta.

     Fixed charges include:

     - Interest, whether expensed or capitalized, including gross interest on the Guaranteed Serial ESOP Notes;

     - Amortization of debt issuance costs; and

     - One-half of rental expense, except for the years ended June 30, 1995, 1996 and 1997, where one-third of the rentals were included in fixed charges. Management of Delta believes this is representative of the interest factor in those periods.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering under this prospectus and accompanying prospectus supplement, one or more separate Trusts will be formed and one or more series of Certificates will be issued. Each series of Certificates will be issued pursuant to the Basic Agreement and a Trust Supplement between the Trustee and us. The statements made under this caption are summaries of detailed provisions of the Basic Agreement.

     We have filed a copy of the Basic Agreement with the Securities and Exchange Commission ("SEC") as an exhibit to the registration statement. In addition, we will file with the SEC forms of each of the agreements listed below and discussed in this prospectus or the accompanying prospectus supplement:

     - Trust Supplement

     - Note Purchase Agreement

     - Indenture

     - Lease

     - Trust Agreement

     - Participation Agreement, and

     - Liquidity Facility Assignment

You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on page 29 for information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     The Certificates offered pursuant to this prospectus will be limited to $1,746,381,000 aggregate public offering price.

     The prospectus supplement accompanying this prospectus contains a glossary. You should refer to the glossary for definitions of the material terms used with respect to the series of Certificates being offered. To the extent that any provision in the accompanying prospectus supplement is inconsistent with this summary, the prospectus supplement will control.

GENERAL

WHAT THE CERTIFICATES REPRESENT

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the related Trust Supplement. All payments and distributions will be made only from the property of the related Trust (the "Trust Property"). The Trust Property will include:

     - The Equipment Notes held in that Trust;

     - All monies at any time paid, due and to become due on those Equipment Notes (subject to the effect of any cross-subordination provisions described in the prospectus supplement for a series of Certificates);

     - Funds from time to time deposited with the Trustee in accounts of the Trust; and

     - If specified in the prospectus supplement related to a series of Certificates, rights under intercreditor agreements relating to cross-subordination arrangements and monies receivable under a liquidity facility.

     The Certificates will be issued in minimum denominations of $1,000 or an integral multiple of that amount. One Certificate of each series, however, may be issued in a different denomination.

WHAT THE CERTIFICATES DO NOT REPRESENT

     The Certificates do not represent an interest in or an obligation of us, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any of their affiliates. By accepting a Certificate, you agree to look solely to the income and proceeds from the Trust Property as provided in the Basic Agreement and the applicable Trust Supplement.

ISSUANCE OF EQUIPMENT NOTES

     The Equipment Notes issued under a single Indenture may be held in more than one Trust. One Trust may hold Equipment Notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, only Equipment Notes having the same priority of payment (which will constitute a "Class" of Equipment Notes) may be held in the same Trust.

PASS THROUGH OF INTEREST PAID ON EQUIPMENT NOTES

     Interest paid on the Equipment Notes will be passed through to Certificateholders of each Trust. The rate of payment to Certificateholders will be the same rate per annum payable on the Equipment Notes held by that Trust. This rate will be set forth for each Trust on the cover page of the applicable prospectus supplement, and may be affected by any cross-subordination provisions described in the prospectus supplement for a series of Certificates.

DESCRIPTION OF INFORMATION CONTAINED IN PROSPECTUS SUPPLEMENTS

     You should consult the related prospectus supplement for a description of the specific series of Certificates. The information in the related prospectus supplement will include the following:

     - Specific designation and title of the Certificates;

     - Aggregate principal amount of each series of Certificates;

     - Regular Distribution Dates and Special Distribution Dates applicable to those Certificates;

     - Distribution rates on those Certificates;

     - Ranking of the Certificates in terms of priority of payment;

     - Subordination provisions among the holders of Certificates, including any cross-subordination provisions among the holders of Certificates in separate Trusts;

     - Currency or currencies (including currency units) in which the Certificates may be denominated;

     - Specific form of the Certificates, including whether or not the Certificates are to be issued in accordance with a book-entry system;

     - Any related lease or financing arrangements;

     - Any listing on a national securities exchange;

     - Description of the Equipment Notes to be purchased by the Trust, including:

       -- the period or periods within which, the price or prices at which, and the terms and conditions upon which the Equipment Notes may or must be redeemed or defeased in whole or in part, by us or, with respect to Leased Aircraft Notes, the Owner Trustee,

       -- the interest rate and payment dates of the Equipment Notes,

       -- the payment priority of the Equipment Notes in relation to any other
          Equipment Notes issued in relation to the same Aircraft,

       -- any additional related security or liquidity enhancements, and

       -- any intercreditor or other rights or limitations between the holders of Equipment Notes which have different priorities but relate to the same Aircraft;

     - Description of the related Aircraft;

     - Description of the related Note Purchase Agreement and related Indentures, including:

       -- a description of the events of default under the related Indentures,

       -- the remedies exercisable upon the occurrence of events of default, and

       -- any limitations on the exercise of those remedies with respect to the related Equipment Notes;

     - If the Certificates relate to Leased Aircraft, a description of the related Leases, Trust Agreements and Participation Agreements, including:

       -- the names of the related Owner Trustees,

       -- a description of the events of default under the Leases, the remedies exercisable upon the occurrence of the described events of default and any limitations on the exercise of those remedies with respect to the Leased Aircraft Notes,

       -- a description of the events of loss with respect to the related Leased
          Aircraft and any right we may have to replace Leased Aircraft, and

       -- any rights of the Owner Trustee or Owner Participant to cure our failures to pay rent under the related Lease;

     - Description of the terms of any underwriting arrangement, including:

       -- the names of any underwriters or agents,

       -- the amounts to be purchased by underwriters or agents, and

       -- the compensation of underwriters or agents;

     - The extent, if any, to which the provisions of the operative documents applicable to the Equipment Notes may be amended by the parties to those Equipment Notes and whether the consent of the holders or the consent of the holders of a specified percentage of aggregate principal amount of the Equipment Notes is necessary for amendment; and

     - Any other special terms pertaining to the relevant Certificates.

BOOK-ENTRY REGISTRATION

GENERAL

     The applicable prospectus supplement for each series of Certificates will state whether those Certificates will be subject to the following provisions and the provisions under the caption "Definitive Certificates" on page 8.

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, CEDE & Co. ("Cede"). No person acquiring an interest in Certificates (a "Certificate Owner") will be entitled to receive a certificate representing their interest in those Certificates until, if ever, a Definitive Certificate, as described under "Definitive Certificates" on page 8 is issued.

     Unless and until Definitive Certificates are issued, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants. All references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC AND DTC PARTICIPANTS

     DTC is:

     - A limited purpose trust company organized under the laws of the State of New York;

     - A member of the Federal Reserve System;

     - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - A "clearing agency" registered pursuant to section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include:

     - Securities brokers and dealers

     - Banks

     - Trust companies

     - Clearing corporations

     Indirect access to the DTC system also is available to Indirect Participants that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly. Indirect Participants may include:

     - Banks

     - Brokers

     - Dealers

     - Trust companies

PROCEDURE FOR TRANSFERS AND PAYMENTS

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC, DTC Participants or Indirect Participants, as the case may be.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because the payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward those payments in same-day funds to DTC Participants who are credited with ownership of the Certificates. The amounts forwarded to DTC Participants will be proportionate to the principal amount of each DTC Participant's respective holdings of beneficial interests in the Certificates. Subsequently, DTC Participants will forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the Certificate Owners will be the responsibility of the appropriate DTC Participants.

     Unless and until, if ever, the Definitive Certificates are issued, the only "Certificateholder" will be Cede. Certificate Owners will not be recognized by the Trustee as Certificateholders, as the term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among the DTC Participants for whom it is acting with respect to the Certificates. DTC also is required to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. Similarly, the DTC Participants and Indirect Participants, with which Certificate Owners have accounts for their Certificates, are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its Certificates, may be limited due to the lack of a physical certificate for those Certificates.

     DTC has advised Delta that it will take any action permitted to be taken by a Certificateholder under the Basic Agreement only at the direction of one or more of the DTC Participants to whose accounts the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a particular percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy that percentage. DTC may take conflicting actions with respect to the undivided interests of DTC Participants who hold those undivided interests.

     Neither Delta nor the Trustee will have any liability for:

     - Any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC; or

     - For maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

     - Delta advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and Delta is unable to locate a qualified successor;

     - Delta, at its option, elects to terminate the book-entry system through DTC; or

     - After the occurrence of particular events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating at least a majority in interest in the applicable Trust advise the Trustee, Delta and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any of these events, the Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     If and when Definitive Certificates are issued to owners, distributions of principal, premium, if any, and interest with respect to Certificates will be made in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements. The Trustee will make these distributions directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of the Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

GENERAL

     Payments of principal, premium, if any, and interest on the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to the Certificateholders of the applicable Trust on the dates specified in the applicable prospectus supplement, except in certain cases. Any cross-subordination provisions set forth in the prospectus supplement for a series of Certificates may affect these payments. Also, payments may be affected when some or all of the relevant Equipment Notes are in default as described in the applicable prospectus supplement.

SCHEDULED PAYMENTS

     Scheduled payments of principal of, and interest on, the unpaid principal amount of the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the Regular Distribution Dates specified in the applicable prospectus supplement ("Scheduled Payments"). Each Certificateholder of each Trust will be entitled to receive a proportional share of any distribution of Scheduled Payments of principal and interest made on the Equipment Notes held in that Trust, subject to any cross-subordination provisions set forth in the prospectus supplement for that series of Certificates.

SPECIAL PAYMENTS

     Special payments ("Special Payments") include all payments, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter. Special Payments would include payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of the Equipment Notes relating to one or more Aircraft held in a Trust.

     Special Payments received by the Trustee relating to one or more Aircraft will be distributed on the "Special Distribution Date" determined by the method described in the applicable prospectus supplement. The applicable prospectus supplement may, however, specify that payments received by the Trustee following default in relation to the Equipment Notes on a Regular Distribution Date as a result of a drawing under any Liquidity Facility provided for the benefit of the specified Certificateholders will be distributed on the Regular Distribution Date to those Certificateholders. The Trustee will mail notice of any anticipated Special Distribution Date to the Certificateholders of record of the applicable Trust.

POOL FACTORS

     Certificateholders will receive periodic statements of the Pool Balance and Pool Factor with respect to the relevant Trust. Those statements will provide information with respect to the remaining principal portion of the Certificates issued by that Trust. The "Pool Balance" indicates, as of any given date, the original aggregate face amount of the Certificates of a Trust less the aggregate amount of all payments made in relation to those Certificates. The aggregate amount of all payments will not include, however, payments of interest or premium or reimbursements of any costs and expenses connected to payments of interest or premium.

     The "Pool Factor" for each Trust as of any date is the Pool Balance for that Trust divided by the aggregate original face amount of Certificates of that Trust (rounded to the seventh decimal place).

     The Pool Factor for a Trust will initially be 1.0000000 and will decline as a result of reductions in the Pool Balance of that Trust. The amount of a Certificateholder's proportional share of the Pool Balance of a Trust will be the original denomination of the holder's Certificate of that Trust multiplied by the Pool Factor for that Trust.

     The Pool Factor and the Pool Balance for each Trust will be computed and mailed to the Certificateholders on a Regular Distribution Date or Special Distribution Date. Each computation will give effect to (1) the payment of principal, if any, on the Equipment Notes or other Trust Property held in the Trust and (2) the distribution of principal to be made on that date.

     In the event of an early redemption, a purchase of an issue of Equipment Notes by the related Owner Trustee after an Indenture Default (as defined below) or a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust (if the applicable payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust affected will be recomputed, after giving appropriate effect to that event. Notice of the recomputation will be mailed to the Certificateholders of that Trust.

REPORTS TO CERTIFICATEHOLDERS

     Together with each distribution of a Scheduled Payment or a Special Payment, the Trustee will send to the Certificateholders a statement giving effect to that distribution and setting forth the following information:

     - The amount of distribution allocable to principal and the amount allocable to premium per $1,000 aggregate principal amount of Certificate for that Trust, if any;

     - The amount of distribution allocable to interest, per $1,000 aggregate principal amount of Certificate for that Trust; and

     - The Pool Balance and the Pool Factor for that Trust.

     If the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on that date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each of these DTC Participants the described statement and will make available additional copies as requested by them for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare a report for each Certificateholder of each Trust at any time during the preceding calendar year. Each report will contain the sum of the distributions allocable to principal, premium, if any, and interest with respect to the Trust for that calendar year. In the event a person was a Certificateholder during only a portion of that calendar year, the report will contain the sum for the applicable portion of that calendar year. The report will also contain other items readily available to the Trustee and which a Certificateholder reasonably requests as necessary for the purpose of that Certificateholder's preparation of its federal income tax return. The report and other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to those DTC Participants. The report will then be available for forwarding by DTC Participants to Certificate Owners.

     At the time, if any, Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of that Certificateholder appears on the records of the registrar of the Certificates.

VOTING OF EQUIPMENT NOTES

     The Trustee, as holder of the Equipment Notes held in each Trust, has the right to vote, give consents or waivers or otherwise exercise rights as the holder of those Equipment Notes. The Basic Agreement and Trust Supplement relating to each Trust will set forth:

     - The circumstances under which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - The circumstances in which the Trustee will seek instructions from the Certificateholders of the Trust before taking action as the holder of Equipment Notes; and

     - If applicable, the percentage of Certificateholders required to direct the Trustee to take any action.

     The Trustee's rights will be subject to the effect of any cross-subordination provisions set forth in the related prospectus supplement. If specified in the related prospectus supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor agreement to be executed by that Trustee and specified in that prospectus supplement, be exercisable by another person specified in that prospectus supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection. The prospectus supplement will specify the events of default under the Basic Agreement ("Events of Default") and under the related Indentures ("Indenture Defaults"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default"). With respect to any Equipment Notes that are supported by a Liquidity Facility, the Indenture Defaults or Events of Default also may include events of default under that Liquidity Facility.

     Unless otherwise provided in a prospectus supplement, all of the Equipment Notes issued under the same Indenture will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture.

     As described below under "Cross-Subordination Issues" on page 15, a prospectus supplement may provide the terms of any cross-subordination provisions among Certificateholders of separate Trusts. If cross-subordination provisions are provided, payments made pursuant to an Indenture under which an Indenture Default has not occurred may be distributed first to the holders of the Certificates issued under the Trust holding the most senior Equipment Notes issued under other Indentures.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the prospectus supplement. Some Certificates or Equipment Notes may be entitled to the benefits of a Liquidity Facility. A drawing under a Liquidity Facility for the purpose of making a payment of interest because Delta failed to make a corresponding payment will not cure an Indenture Default or any Lease Default related to that failure by Delta.

     The prospectus supplement related to a series of Certificates will describe the circumstances under which the Trustee of a Trust may vote some or all of the Equipment Notes held in that Trust. The prospectus supplement also will set forth the percentage of Certificateholders of the Trust entitled to direct the Trustee to take any action with respect to the Equipment Notes of that Trust. If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then the ability of the Certificateholders of any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in that Trust to accelerate those Equipment Notes or to direct the exercise of remedies by the Loan Trustee under the applicable Indenture will depend upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under the applicable Indenture and Trust to the aggregate principal amount of all Equipment Notes outstanding under that Indenture. In addition, if cross-subordination provisions are applicable to any series of Certificates, those provisions may affect the ability of the Certificateholders of any one Trust to accelerate the Equipment Notes or to direct the exercise of remedies by the Loan Trustee depending, in part, upon the Class of Equipment Notes held in that Trust.

     If the Equipment Notes outstanding under an Indenture are held by more than one Trust, then each Trust will hold Equipment Notes with different terms from the Equipment Notes held in the other Trusts. The Certificateholders of each Trust may, therefore, have divergent or conflicting interests from those of the Certificateholders of the other Trusts holding Equipment Notes issued under the same Indenture.

In addition, so long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any Trust, the Trustee for that Trust might, for the same reason, be faced with a potential conflict of interest upon an Indenture Default. In the event this sort of conflict of interest occurs, the Trustee has indicated that it would resign as Trustee of one or all of the related Trusts, and a successor trustee would be appointed in accordance with the terms of the Basic Agreement.

     The prospectus supplement for a series of Certificates will specify whether and under what circumstances the Trustee may sell all or part of the Equipment Notes held in the related Trust. A "Special Payments Account" will be established by the Trustee for the benefit of the Certificateholders of the applicable Trust, and any proceeds received by the Trustee upon any such sale will be deposited into that Special Payments Account and distributed to the Certificateholders of the applicable Trust on a Special Distribution Date.

     The market for Equipment Notes in default may be very limited, and the Trustee may not be able to sell such Equipment Notes for a reasonable price. Furthermore, if the same institution acts as Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any Equipment Notes in default for less than their outstanding principal amount, the Certificateholders of that Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Delta, any Owner Trustee, any Owner Participant or the Trustee. Furthermore, unless otherwise specified in the applicable prospectus supplement, neither the Trustee nor the Certificateholders of that Trust could take any action with respect to any remaining Equipment Notes held in that Trust, so long as no related Indenture Defaults exist.

     The Trustee will deposit in the Special Payments Account for a Trust, and will distribute to the Certificateholders of that Trust on a Special Distribution Date, any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days of a Regular Distribution Date, distributed to the Trustee of that Trust under any Indenture on account of the Equipment Notes held in that Trust. In addition, a prospectus supplement may provide that the applicable Owner Trustee may, under specified circumstances, redeem or purchase the outstanding Equipment Notes issued under the applicable Indenture. If any Equipment Notes are so redeemed or purchased, the price paid by the Owner Trustee to the Trustee of any Trust for those Equipment Notes will be deposited in the Special Payments Account for that Trust and will be distributed to the Certificateholders of that Trust on a Special Distribution Date.

     The Trustee will invest and reinvest, to the extent practicable, any funds held by the Trustee in the Special Payments Account for the related Trust, pending the distribution of those funds on a Special Distribution Date. Those investments would be made in "Permitted Investments" specified in the related prospectus supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below in this paragraph) in respect of that Trust, give to the Certificateholders of that Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to that Trust known to it. The Trustee may withhold that notice, however, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes held in that Trust, if the Trustee in good faith determines that the withholding of notice is in the interests of those Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to Equipment Notes held in a Trust, except that in determining whether any Indenture Default has occurred, any related grace period or notice will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act

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

with the required standard of care, to demand reasonable security or indemnity by the Certificateholders of that Trust before proceeding to exercise any right or power under the Basic Agreement at the request of those Certificateholders.

     The prospectus supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past Event of Default related to that Trust and its consequences. The prospectus supplement for a series of Certificates also will specify the percentage of Certificateholders, and whether that percentage includes Certificateholders of any other Trust holding Equipment Notes issued under related Indentures, entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default. A waiver by the relevant Certificateholders of, or instruction by the relevant Certificateholders to the Trustee to waive, any past Indenture Default will annul any direction previously given.

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person or to buy or lease substantially all of the assets of another person. However, we may not take any of these actions unless all of the following conditions are met:

     - The surviving, successor or transferee person will:

       -- be organized and validly existing under the laws of the United States or any of its states or the District of Columbia,

       -- be a "citizen of the United States", as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code") (see "Equipment Notes -- Security -- Special Rights of Lessors, Conditional Vendors and Holders of Security Interests Under the Bankruptcy Code" on pages 19-20 for the definition of "citizen of the United States") holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and

       -- expressly assume all of our obligations contained in the Basic
          Agreement and any Trust Supplement, the Note Purchase Agreements, any Owned Aircraft Indentures and, in relation to the Leased Aircraft, the applicable Participation Agreements and Leases, and any other operative documents; and

      - Delta will have delivered a certificate and an opinion or opinions of counsel indicating that the relevant transaction, in effect, complies with these conditions.

MODIFICATIONS OF THE BASIC AGREEMENT

SUPPLEMENTAL AGREEMENTS ENTERED WITHOUT CONSENT

     The Basic Agreement contains provisions permitting us, together with the Trustee of each Trust, to enter into a supplemental trust agreement without the consent of the Certificateholders of that Trust to, among other things:

     - Provide for the formation of that Trust and the issuance of a series of Certificates;

     - Evidence the succession of another corporation to Delta and the assumption by that corporation of our obligations under the Basic Agreement and the applicable Trust Supplement;

     - Add to our covenants for the benefit of the Certificate, or to surrender any of our rights or powers under the Basic Agreement;

     - Cure any ambiguity or correct or supplement any defective or inconsistent provision of the Basic Agreement or the applicable Trust Supplement or to make any other provisions necessary to address related matters or questions that arise, provided that doing so does not materially adversely affect the interests of the Certificateholders;

     - Cure any ambiguity or correct any mistake or to give effect or provide for replacement liquidity facilities, if applicable to the relevant Certificates;

     - Comply with any requirement of the SEC, applicable law, rules or regulations of any exchange or quotation system on which any Certificates may be listed or of any regulatory body;

     - Modify, eliminate or add to the provisions of the Basic Agreement to the extent necessary to continue the qualification of the Basic Agreement, including any supplemental agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and to add to the Basic Agreement any other provisions expressly permitted by the Trust Indenture Act, with some certain exceptions;

     - Provide for a successor Trustee or to add to or change any provision of the Basic Agreement as necessary to facilitate the administration of the related Trusts by more than one Trustee; and

     - Make any other amendments or modifications to the Basic Agreement, provided the amendments or modifications will only apply to Certificates issued after the relevant amendment.

     No supplemental trust agreement entered into under any of these provisions, however, will be permitted if it adversely affects the status of any Trust as a grantor trust for U.S. federal income tax purposes.

SUPPLEMENTAL AGREEMENTS ENTERED WITH CONSENT

     The Basic Agreement also contains provisions permitting us, together with the Trustee of each Trust, and with the consent of the Certificateholders of that Trust evidencing fractional undivided interests aggregating not less than a majority in interest of that Trust, to execute a supplemental trust agreement that adds any provisions to or changes or eliminates any of the provisions of the Basic Agreement (to the extent relating to that Trust) or the applicable Trust Supplement, or modifies the rights of the Certificateholders. No such supplemental trust agreement may, however, without the consent of each Certificateholder to be affected:

     - Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in the applicable Trust or distributions related to any Certificate, or change the date or place of any payment related to any Certificate, or make distributions payable in coin or currency other than that provided for in the Certificates, or impair the right of any Certificateholder of the Trust to institute suit for the enforcement of any applicable payment when due;

     - Permit the disposition of any Equipment Note held in the Trust, except as provided in the Basic Agreement or the applicable Trust Supplement, or otherwise deprive any Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     - Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, as the consent of the Certificateholders of that Trust is required for any related supplemental trust agreement or for any waiver provided for in the Basic Agreement or applicable Trust Supplement;

     - Modify any of the provisions relating to the rights of the relevant Certificateholders with regards to the waiver of events of default or supplemental agreements, with some limited exceptions;

     - Alter the priority of distributions specified in any applicable intercreditor agreement in a manner materially adverse to the interests of the Certificateholders of that Trust; or

     - Adversely affect the status of any Trust as a grantor trust for U.S. federal income tax purposes.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The prospectus supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture or other documents relating to those Equipment Notes, including any Lease related to Leased Aircraft Notes, or any Liquidity Facility.

CROSS-SUBORDINATION ISSUES

     The Equipment Notes issued under a single Indenture may be held in more than one Trust, and one Trust may hold Equipment Notes issued under several Indentures. Unless otherwise provided in a prospectus supplement, only Equipment Notes of the same Class may be held in a Trust. If Equipment Notes of different Classes are held in the same Trust, payments made on account of a subordinate class of Certificates issued under a prospectus supplement may, under circumstances described in that prospectus supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust holding senior Equipment Notes issued under a Related Indenture. The prospectus supplement relating to an issuance of Certificates will describe any applicable "cross-subordination" provisions and any related terms, including the percentage of Certificateholders under any Trust which are permitted to:

     - Grant waivers of defaults under any related Indenture;

     - Consent to the amendment or modification of any related Indenture; or

     - Direct the exercise of remedial actions under any related Indenture.

     Payments made on account of Certificates may also be subordinated to the rights of the provider of any related Liquidity Facility, as described under "Liquidity Facility" on page 16.

TERMINATION OF THE TRUSTS

     Our obligations and the obligations of the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of that Trust of:

     - All amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement; and

     - The disposition of all property held in that Trust.

     Before termination, the Trustee will send notice of the termination of that Trust to each Certificateholder of record. That notice will specify the amount of the proposed final payment and the proposed date for the distribution of the final payment for that Trust.

     The final distribution to any Certificateholder of a terminating Trust will be made only upon surrender of that Certificateholder's Certificates at the office or agency of the Trustee specified in the applicable notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of those Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, the Equipment

Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable prospectus supplement. If such a delay occurs, any proceeds from the sale of Certificates which are not used to purchase Equipment Notes will be held under an arrangement described in the applicable prospectus supplement pending the purchase of those Equipment Notes. The arrangements with respect to the payment of interest on funds being held will be described in the applicable prospectus supplement. If the proceeds are not used to purchase the Equipment Notes by the relevant date specified in the applicable prospectus supplement, they will be returned to the holders of the applicable Certificates.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that distributions made by the Trustee with respect to the related Certificates will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement.

     A Liquidity Facility is a revolving credit agreement, letter of credit, bank guarantee, insurance policy or other instrument or agreement that will increase the likelihood that the Certificateholders will receive timely payments of interest on the Certificates. While a Liquidity Facility is designed to increase the likelihood of timely payments of interest, it is not a guarantee of the timely or ultimate payment of principal. Unless otherwise provided in the related prospectus supplement, the provider of the relevant Liquidity Facility will have a senior claim upon the assets of the related Trust. See "Description of the Equipment Notes -- Liquidity Facility" on page 23 for a description of how the Equipment Notes may be similarly supported by a Liquidity Facility.

THE TRUSTEE

REPRESENTATIONS, LIABILITIES, OBLIGATIONS AND POWERS

     Unless otherwise provided in the prospectus supplement for any series of Certificates, the Trustee for each series of Certificates will be The Bank of New York. The Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, any Trust Supplement, any Equipment Notes or any other operative document.

     The Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith under the direction of the holders of a majority in principal amount of outstanding Certificates of that series. If provided by the prospectus supplement, the Trustee will not have any obligation to exercise any of its rights or powers under the Basic Agreement at the request of any Certificateholders, unless they have offered to the Trustee indemnity satisfactory to it.

     The Basic Agreement provides that the Trustee (in its individual or fiduciary capacity) may acquire and hold Certificates and, subject to some conditions, may otherwise deal with us and with any Owner Trustee with the same rights it would have if it were not the Trustee.

RESIGNATION AND REMOVAL

     The Trustee may resign from its position as Trustee of any or all of the Trusts at any time. If the Trustee resigns, we will appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee for any Trust or becomes incapable of acting as Trustee or becomes insolvent, we may remove that Trustee. Also, any Certificateholder holding Certificates of that Trust for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of an ineligible, incapable, or insolvent Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that different trustees could be appointed to act as successor trustees for each Trust. All references in this prospectus to the Trustee should be read to take into account the possibility that the
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

Trusts could have different successor trustees in the event of a resignation or removal.

FEE, EXPENSES AND INDEMNIFICATION

     The Basic Agreement provides that we will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements made under this caption are summaries of detailed provisions of the Indentures and Equipment Notes. For more complete and detailed information, you should consult the entire prospectus and the applicable prospectus supplement. Statements that do not distinguish between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures refer to any Equipment Notes and any Indenture. Additionally, we will file with the SEC forms of the Indenture and Equipment Notes. You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on page 29 for more information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     To the extent that any provision in the accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

GENERAL

     Equipment Notes will be issued under a Leased Aircraft Indenture or an Owned Aircraft Indenture.

     - A Leased Aircraft Indenture will be between an Owner Trustee and a Loan Trustee, and will be entered into in connection with a leveraged lease arrangement relating to Leased Aircraft. The Owner Trust administered by the Owner Trustee will be the owner of the Leased Aircraft. An Owner Participant will be the beneficiary of the Owner Trust. Leased Aircraft Notes issued under a Leased Aircraft will be nonrecourse obligations of the Owner Trust. Leased Aircraft Notes will not be our obligations or the obligations of the applicable Owner Participant, and will not be enforceable against us or such Owner Participant. Leased Aircraft Notes will be secured by the Leased Aircraft described in the applicable prospectus supplement and by certain rights of the applicable Owner Trust under the related Lease.

     - An Owned Aircraft Indenture will be between us and a Loan Trustee. Owned Aircraft Notes issued under an Owned Aircraft Indenture will be our direct obligations. Owned Aircraft Notes will be secured by Aircraft owned by us and described in the applicable prospectus supplement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of that Trust on the dates and at the rate per annum set forth in the applicable prospectus supplement until the final distribution for that Trust. Likewise, principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of that Trust in scheduled amounts on the dates set forth in the applicable prospectus supplement until the final distribution date for that Trust.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Equipment

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

Notes may be redeemed or purchased prior to their stated maturity date, in whole or in part. If the Equipment Notes can be redeemed or purchased prior to their stated maturity, the prospectus supplement will describe the premium, if any, applicable upon redemption or purchase, and any other terms applying to the redemption or purchase of the Equipment Notes.

SECURITY

LEASED AIRCRAFT NOTES

     The Leased Aircraft Notes will be secured by:

     - An assignment by the related Owner Trustee to the related Loan Trustee of that Owner Trustee's rights under the Lease or Leases relating to the Leased Aircraft, including the right to receive payments of rent under the related Lease; and

     - A mortgage granted to the Loan Trustee in the applicable Leased Aircraft, subject to our rights under the applicable Lease.

     Under the terms of each Lease, our obligations with respect to the Leased Aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things (and at our own expense), to cause the Leased Aircraft to be duly registered, to pay all costs of operating that Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) that Aircraft.

     With respect to the Leased Aircraft, the assignment by the related Owner Trustee to the related Loan Trustee of its rights under the related Lease will exclude, among other things:

     - Rights of that Owner Trustee and the related Owner Participant relating to indemnification from us for certain matters;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity and to the related Owner Participant under liability insurance maintained by us as directed by that Lease or by that Owner Trustee or related Owner Participant;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity or to the related Owner Participant under certain casualty insurance maintained by that Owner Trustee or related Owner Participant pursuant to that Lease; and

     - Any rights of the related Owner Participant or that Owner Trustee to enforce payment of these amounts and their respective rights to the related proceeds of the foregoing.

OWNED AIRCRAFT NOTES

     The Owned Aircraft Notes will be secured by a mortgage granted to the related Loan Trustee of all of our right, title and interest in and to the Owned Aircraft specified in the related Owned Aircraft Indenture. Under the terms of each Owned Aircraft Indenture, we will be obligated, among other things (and at our own expense), to cause the Owned Aircraft to be duly registered, to pay all costs of operating that Aircraft and to maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) that Aircraft.

INSURANCE COVERAGE

     The prospectus supplement will describe the insurance coverage required for the relevant Aircraft.

RECOGNITION OF THE LOAN TRUSTEE'S SECURITY INTEREST

     We will be required, except under certain circumstances, to keep each Aircraft registered under the Transportation Code, and to record the Indenture and the Lease, if applicable, among other documents, relating to each Aircraft under the Transportation Code. The recording of the Indenture, the Lease, if applicable, and other documents with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Aircraft (the "Convention") provides that the security interest will also be recognized, with some exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, with some conditions and at our own expense, to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention.

     The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which that security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if that Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the Equipment Notes will not be cross-collateralized. Consequently, the Equipment Notes issued in relation to any one Aircraft will not be secured by any other Aircraft or, in the case of Leased Aircraft Notes, any other Lease. Unless and until an Indenture Default relating to a Leased Aircraft occurs and is continuing, the related Loan Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

INVESTMENT AND REINVESTMENT OF RELATED FUNDS

     The Loan Trustee will invest and reinvest funds, if any, relating to any Aircraft and held by that Loan Trustee, pending distribution of those funds. Investments will be described in the applicable Indenture. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment:

     - In the case of a Leased Aircraft Indenture, if a Lease Event of Default exists under the applicable Lease; or

     - In the case of an Owned Aircraft Indenture, if an Indenture Default exists or a payment default or bankruptcy default exists under that Indenture.

     The net amount of any loss resulting from any of the investments made at our direction will be paid by us.

SPECIAL RIGHTS OF LESSORS, CONDITIONAL VENDORS AND HOLDERS OF SECURITY INTERESTS UNDER THE BANKRUPTCY CODE

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of that equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - The automatic stay provision of the U.S. Bankruptcy Code, which enjoins repossessions by creditors for the duration of the reorganization period;

     - The provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases; or

     - Any power of the bankruptcy court to enjoin a repossession.

     Section 1110 relief would not be available, however, if the following two conditions are satisfied: (1) within 60 days after the date of the order for relief under the U.S. Bankruptcy Code, or such longer period consented to by the lessor, conditional vendor or holder of a security interest, the trustee in reorganization agrees to perform the debtor's obligations that become due on or after that date; and (2) all defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, or from any failure of the debtor to pay penalty rates based on a failure to perform non-monetary obligations are cured before the later of the expiration of that 60-day period and the date that is 30 days after the date of default.

     Accordingly, the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of default would not be exercisable for 60 days following the date of the order for relief (unless specifically permitted by the bankruptcy court). Furthermore, if the conditions specified above are satisfied within the applicable period, it is unclear whether Section 1110 affords any relief at all with respect to the exercise of any right to take possession based on an event of default occurring after that period.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States holding an "air carrier operating certificate" issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo.

     A "spare part" is defined in Section 40102 of Title 49 of the U.S. Code as an accessory, appurtenance, or part of an aircraft (except an aircraft engine or propeller), aircraft engine (except a propeller), propeller, or appliance, that is to be installed at a later time in an aircraft, aircraft engine, propeller, or appliance.

     A "citizen of the United States" is defined in Section 40102 of Title 49 of the U.S. Code as:

     - An individual who is a citizen of the United States;

     - A partnership each of whose partners is an individual who is a citizen of the United States; or

     - A corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

     In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, unless otherwise described in the applicable prospectus supplement, it is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel designated by us provide its opinion to that Trustee that:

     - If that Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for that Aircraft, and the Loan Trustee, as assignee of that Owner Trustee's rights under the applicable Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising that Aircraft; or

     - If that Aircraft is an Owned Aircraft, the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising that Owned Aircraft, in each case so long as we continue to be a "citizen of the United States" holding an "air carrier operating certificate" for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

The opinion of outside counsel will not address the possible replacement of an Aircraft after an event of loss in the future. Events of loss and any right we have to replace Aircraft will be described in the applicable prospectus supplement.

OTHER RANKING OF EQUIPMENT NOTES

     Some of the Equipment Notes for one or more Aircraft, as described in the applicable prospectus supplement, may be subordinated and junior in right of payment to other Equipment Notes for the same Aircraft. The terms of any subordination will be described in that prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

PAYMENTS

     The Owner Trustee will lease each Leased Aircraft to us for a term commencing on the date that Aircraft is delivered to the Owner Trustee. The term will expire on a date after the latest maturity date of the related Leased Aircraft Notes, unless previously terminated as permitted by the terms of the related Lease. Some payments, such as basic rent, under each related Lease will be payable by us. Also, the related Owner Trustee under the applicable Indenture will assign our payments to the related Loan Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the Owner Trustee on the Leased Aircraft Notes issued under the related Indenture.

     In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related Leased Aircraft Notes. The balance of any basic rent payment under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture corresponding to the applicable Lease, will be paid over to the applicable Owner Trustee. Our obligation to pay rent and to cause other payments to be made under each Lease will be our general obligations.

LIMITATION OF LIABILITY

     The Leased Aircraft Notes will not be our obligations and will not be guaranteed by us, except in some specified circumstances involving our purchase of a Leased Aircraft and our assumption of some specified obligations, including the obligation to make payments on the related Leased Aircraft Notes. None of the Owner Trustees, the Owner Participants or the Loan Trustees will be personally liable to any holder of the Leased Aircraft Notes for amounts payable under those Leased Aircraft Notes, or, except as provided in the related Indentures in the case of the Owner Trustees and the Loan Trustees, for any liability under those Indentures.

     Except in the circumstances mentioned, all amounts payable under any Leased Aircraft Notes, other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant, will be made only from:

     - The assets subject to the lien of the applicable Indenture with respect to the related Aircraft or the income and proceeds received by the related Loan Trustee from the applicable Indenture, including rent payable by us under the related Lease; and

     - If provided in the related prospectus supplement, the applicable Liquidity Facility.

     Except as otherwise provided in the applicable Indenture, no Owner Trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any Indenture or Leased Aircraft Notes except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under the Leased Aircraft Indentures or under the related Leased Aircraft Notes to the related Loan Trustee or to any holder of those Leased Aircraft Notes.

     Our obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be our general obligations.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, each Indenture provides that the obligations under the applicable Indenture of the related Loan Trustee and the related Owner Trustee, in relation to any Leased Aircraft Notes, or our obligations, with respect to any Owned Aircraft Notes, will be deemed to have been discharged and paid in full on the 91st day after the date of irrevocable deposit with the related Loan Trustee.

     The deposit must consist of:

     - Money; or

     - Obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest on those obligations and complying with their terms, will provide money in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the:

       -- principal of,

       -- premium, if any, and

       -- interest on all Equipment Notes issued under and in compliance with the terms of the applicable Indenture.

Discharge may occur only if, among other things:

     - No event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the Indenture has occurred and is continuing on the date of irrevocable deposit; and

     - We have delivered an opinion of counsel to the effect that holders of the Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

Deposit as described will not be deemed to discharge certain obligations, including the obligations:

     - To register the transfer or exchange of Equipment Notes;

     - To replace stolen, lost, destroyed or mutilated Equipment Notes; and

     - To maintain paying agencies and hold money for payment in Trust.

     Upon defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on its maturity date or deposit with the applicable Loan Trustee of money sufficient to satisfy those amounts no earlier than one year prior to the related Indenture's maturity, the holders of the related Equipment Notes will have no beneficial interest in or other rights related to the Aircraft or other assets subject to the lien of the Indenture. Consequently, the lien will terminate.

OUR ASSUMPTION OF OBLIGATIONS

     In relation to Leased Aircraft and unless otherwise specified in the applicable prospectus supplement, upon our exercise of any purchase options we may have under the related Lease prior to the end of the term of that Lease, we may assume on a full recourse basis all of the obligations of the Owner Trustee, other than its obligations in its individual capacity under the Indenture with respect to that Aircraft, including the obligations to make payments on the related Leased Aircraft Notes.

     If we assume the obligations of the Owner Trustee relevant provisions of the related Lease, including provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default, will be incorporated into the Indenture. Also, the Leased Aircraft Notes issued under that Indenture will not be redeemed and will continue to be secured by the Aircraft. It is a condition to our assumption that, if the related Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of assumption. The opinion should substantially state that the related Loan Trustee under the Indenture would, immediately following assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft and its engines. The opinion need not be delivered if the benefits of Section 1110 are not available to the Loan Trustee with respect to that Aircraft or any engine immediately prior to assumption.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related Equipment Notes of one or more series will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Equipment Notes.

OUR RELATIONSHIP TO THE TRUSTEE

     The Bank of New York and certain of its affiliates are the trustees under a number of other indentures to which Delta is a party; some of these indentures relate to indebtedness which is secured by some of Delta's assets. If an event of default occurred under an indenture relating to the Equipment Notes or one of these other indentures, The Bank of New York may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as trustee.

INTERCREDITOR ISSUES

     Equipment Notes may be issued in different Classes, which means that the Equipment Notes may have different payment priorities even though they are issued by the same borrower and relate to the same Aircraft. If different Classes of Equipment Notes are issued, the related prospectus supplement will describe:

     - The priority of distributions among those Equipment Notes, and any Liquidity Facilities for those Equipment Notes;

     - The ability of any Class to exercise and/or enforce any or all remedies with respect to the related Aircraft, and if the Equipment Notes are Leased Aircraft Notes, the related Lease; and

     - Other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, this summary describes the principal United States federal income tax consequences of owning the Certificates. This summary is the opinion of Sullivan & Cromwell, special tax counsel to Delta. It applies to you only if you acquire Certificates in the initial offering at the initial offering price and you own your Certificates as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - A dealer in securities or currencies;

     - A trader in securities that elects to use a mark-to-market method of accounting;

     - A bank;

     - A life insurance company;

     - A tax-exempt organization;

     - A person that owns Certificates that are a hedge or that are hedged against interest rate risks;

     - A person that owns Certificates as part of a straddle or conversion transaction for tax purposes; or

     - A person whose functional currency for tax purposes is not the U.S.
       dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THESE CERTIFICATES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND LAWS OF ANY OTHER TAXING JURISDICTION

U.S. CERTIFICATE HOLDERS

     This section describes the tax consequences to a U.S. Certificateholder. You are a U.S. Certificateholder if you are a beneficial owner of a Certificate and you are:

     - A citizen or resident of the United States;

     - A domestic corporation;

     - An estate whose income is subject to United States federal income tax regardless of its source; or

     - A trust if a United States court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Certificateholder, this section does not apply to you and you should refer to "U.S. Alien Certificateholders" on page 25.

TAX STATUS OF THE TRUSTS

     Each Trust will be classified as a grantor trust for United States federal income tax purposes.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     If you are a U.S. Certificateholder, you will be treated as owning your proportional undivided interest in each of the Equipment Notes and any other property held by the related Trust. Accordingly, your share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility attributable to unpaid interest will be treated for United States federal income tax purposes as having the same characteristics as the payments they replace. If we were to assume an Owner Trust's obligations under Leased Aircraft Notes, that assumption would be treated for United States federal income tax purposes as a taxable exchange of those Leased Aircraft Notes, resulting in recognition of gain or loss by you.

     You will be entitled to deduct, consistent with your method of accounting, your proportional share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Some fees and expenses, including fees paid to the Trustee and the provider of the Liquidity Facility, if applicable, will be borne by parties other than the Certificateholders. Certain of these fees and expenses will be treated as constructively received by the Trust, in which case a U.S. Certificateholder will be required to include in income and will be entitled to deduct its proportional share of those fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for the relevant holder's share of fees or expenses will be allowed only to the extent that all of that holder's miscellaneous itemized deductions, including that holder's share of such fees and expenses, exceed 2% of that holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions in the Code.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Equipment Notes to be held by the related Trust will be issued with OID and, if applicable, will describe the special United States federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include that OID in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to that income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, you will generally recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and your adjusted tax basis in the related Equipment Notes any other property held by the corresponding Trust. Any gain or loss will be long-term capital gain or loss to the extent that gain or loss is attributable to property held by the Trust for more than one year. Long-term capital gain of a noncorporate U.S. Certificateholder is generally taxed at a maximum rate of 20%.

U.S. ALIEN CERTIFICATEHOLDERS

     This section describes the tax consequences to a "U.S. Alien
Certificateholder". You are a U.S. Alien Certificateholder if you are the beneficial owner of a Certificate and are, for United States federal income tax purposes:

     - A nonresident alien individual;

     - A foreign corporation;

     - A foreign partnership; or

     - An estate or trust that is not subject to United States federal income tax on a net income basis on income or gain from a Certificate.

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. Alien Certificateholder of a Certificate:

     - Payments of interest on the Equipment Notes to, or on behalf of, a U.S. Alien Certificateholder will not be subject to United States federal withholding tax if,

       - - you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or an Owner Participant entitled to vote,

       - - you are not a controlled foreign corporation that is related to Delta or an Owner Participant through stock ownership, and

       - - you certify, to the Trustee or a U.S. payor, under penalties of perjury, that you are not a United States Certificateholder and provide your name and address, or

       - - a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Certificate certifies to the Trustee or a U.S. payor under penalties of perjury that a similar statement has been received from you by it or by a similar financial institution between it and you and furnishes the payor with a copy thereof; and

       - No deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your Certificate.

Further, a Certificate held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - The decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Delta or an Owner Participant entitled to vote at the time of death; and

     - The income on the Equipment Note would not have been effectively connected with a United States trade or business of the decedent at the same time.

     If you receive a payment after December 31, 2000, recently finalized Treasury regulations will apply. Under these regulations, after December 31, 2000 you may use an alternative method to satisfy the certification requirement described above. Additionally, if you are a partner in a foreign partnership, after December 31, 2000, you (in addition to the foreign partnership) must provide the certification described above, and the partnership must provide certain information. The Internal Revenue Service will apply a look-through rule in the case of tiered partnerships.

BACKUP WITHHOLDING AND INFORMATION REPORTING

U.S. CERTIFICATEHOLDERS

     In general, if you are a noncorporate U.S. Certificateholder, all payments on an Equipment Note will be reported to the Internal Revenue Service. In addition, the proceeds of the sale of your Certificate before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

U.S. ALIEN CERTIFICATEHOLDERS

     You are generally exempt from backup withholding and information reporting with respect to any payments on an Equipment Note provided that you provide the certification described under "U.S. Alien Certificateholders", and provided further that payor does not have actual knowledge that you are a U.S. person. See the discussion above with respect to the rules under the final withholding regulations.

     In general, payment of the proceeds from the sale of Certificates to or through a United States office of a broker is subject to both United States backup withholding and information reporting, unless you are a U.S. Alien Certificateholder and you certify as to your non-

United States status under penalties of perjury or otherwise establish an exemption. Payments of the proceeds from the sale by a U.S. Alien Certificateholder of a Certificate made to or through a foreign office of a broker will not be subject to information reporting or backup withholding. Information reporting, but not backup withholding, however, may apply to a payment made outside of the United States of the proceeds of a sale of Certificate through an office outside the United States if the broker is:

     - A U.S. person;

     - A controlled foreign corporation for United States tax purposes;

     - A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     - With respect to payments made after December 31, 2000, a foreign partnership, if at any time during the tax year: (1) one or more of its partners are "U.S. persons" (as defined in the U.S. Treasury regulations) who in the aggregate own more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in a United States trade or business unless the broker has documentary evidence in its records that you are a non-U.S. person and does not have actual knowledge that you are a U.S. person, or you otherwise establish an exemption.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the Certificates may not be purchased by:

     - An employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

     - An individual retirement account or an employee benefit plan subject to section 4975 of the Code.

     Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Code and, therefore, may purchase the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates may be sold to or through underwriters, directly to other purchasers or through agents. The distribution of the Certificates may be effected from time to time in one or more transactions at:

     - A fixed price or prices, which may be changed;

     - Market prices prevailing at the time of sale;

     - Prices related to the prevailing market prices at the time of sale; or

     - Negotiated prices.

     In connection with the sale of Certificates, underwriters or agents may receive compensation from us or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Certificates may be deemed to be underwriters, and any discounts or commissions received by them from us, and any profit on the resale of Certificates by them, may be deemed to be underwriting discounts and commissions under the Securities Act. Any outright or deemed underwriter or agent will be identified, and any related compensation received from us will be described, in the applicable prospectus supplement.

     Under agreements which we may enter into, underwriters and agents who participate in the distribution of Certificates may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

     If indicated in the applicable Prospectus Supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by specific institutions to purchase Certificates from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

     - Commercial and savings banks

     - Insurance companies

     - Pension funds

     - Investment companies

     - Educational and charitable institutions

     In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the Certificates is not, at the time of delivery, prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters relevant or other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of Certificates on a national securities exchange. If the Certificates of any series are sold to or through underwriters, the underwriters may make a market in those Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in those Certificates, and any market-making that is done could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for us in the ordinary course of business.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered Certificates will be passed upon for us by Robert S. Harkey, Senior Vice President --
General Counsel, and for any agents, dealers or underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Certificates. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

     - Current Report on Form 8-K dated November 30, 1999; and

     - Current Report on Form 8-K dated January 31, 2000.

     Any party to whom this prospectus is delivered, including a holder in street name, may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

     Delta Air Lines, Inc.
     Investor Relations Department
     (Dept. No. 829)
     P.O. Box 20706
     Atlanta, Georgia 30320
     (404) 715-2600

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                           -------------------------

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                 $1,746,381,000

                             DELTA AIR LINES, INC.

                           PASS THROUGH CERTIFICATES
                              --------------------

                                   PROSPECTUS

                              --------------------
                                            , 2000
             ------------------------------------------------------
             ------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2000

PROSPECTUS

                             DELTA AIR LINES, INC.

                          EQUIPMENT TRUST CERTIFICATES

                           -------------------------

     This prospectus relates to the issuance of one or more series of Equipment Trust Certificates (the "Certificates") by one or more Owner Trusts (each, an "Owner Trust") to be formed in connection with a sale and leaseback of aircraft ("Leased Aircraft") by Delta Air Lines, Inc.

THE CERTIFICATES:

     - Will be issued in one or more series with interest rates and payment dates specified in the prospectus supplement;

     - Will be issued by Owner Trusts in connection with a lease of Leased Aircraft to Delta;

     - Will represent obligations of the relevant Owner Trust only and will be repaid only from the assets of that Owner Trust;

     - Will not represent obligations of, or be guaranteed by, Delta, but amounts due from Delta under the relevant lease will be sufficient to make all payments required under those Certificates;

     - Will be secured by the Leased Aircraft specified in the prospectus supplement and by the interest of the Owner Trust in the underlying lease;

     - May have one or more forms of liquidity or credit enhancement; and

     - Will be issued in registered form and may be issued in accordance with a book-entry system.

     The aggregate public offering price of the Certificates will not exceed $1,746,381,000.

     EACH OWNER TRUST:

     - Will issue one or more series of Certificates;

     - Will use the proceeds of each series of Certificates to finance or refinance the purchase of a Leased Aircraft, and will lease that Leased Aircraft to Delta; and

     - Will enter into a lease with Delta with respect to the Leased Aircraft.

     This prospectus is accompanied by a prospectus supplement which includes additional information as to the particular series of Certificates being sold, as well as the underlying Lease. Sales of Certificates may not be consummated without both this prospectus and a prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                The date of this prospectus is           , 2000

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                              PROSPECTUS
About This Prospectus.......................................         1
Delta Air Lines, Inc........................................         1
Use of Proceeds.............................................         1
Consolidated Ratios of Earnings to Fixed Charges............         2
Description of the Certificates.............................         2
Certain United States Federal Income Tax Consequences.......        15
ERISA Considerations........................................        18
Plan of Distribution........................................        18
Validity of the Certificates................................        19
Experts.....................................................        19
Where You Can Find More Information.........................        19

                           -------------------------

     You should rely only on the information contained in this prospectus or any prospectus supplement or information contained in documents which you are referred to in this prospectus or any prospectus supplement. Delta has not authorized anyone else to provide you with information different from that contained in this prospectus or any prospectus supplement. Delta is offering to sell the equipment trust certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the equipment trust certificates.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a shelf registration process. Under this shelf process, the Certificates described in this prospectus may be sold in one or more offerings up to a total dollar amount of $1,746,381,000. This prospectus provides you with a general description of the Certificates that may be offered.

     Each time Certificates are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information" on pages 19-20.

     For more detail, you should read our registration statement and the exhibits filed with our registration statement.

                             DELTA AIR LINES, INC.

     Delta is a major airline engaged in domestic and foreign air transportation. We provide scheduled air transportation over a network of routes throughout the United States and between the United States and various foreign countries.

     We operate hubs in Atlanta, Cincinnati, Dallas/Fort Worth and Salt Lake City. We also operate an international gateway at New York's Kennedy Airport and a Pacific gateway in Portland, Oregon. Our principal executive offices are located at a Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, and our telephone number is (404) 715-2600. Delta is incorporated under the laws of the State of Delaware.

                                USE OF PROCEEDS

     The relevant Owner Trustee will use the proceeds of the Certificates to finance or refinance the debt portion and, in certain cases, to refinance some of the equity portion, of one or more separate leveraged lease transactions entered into by us, as lessee of Leased Aircraft.

     Any proceeds received by us in connection with any financing of a sale and leaseback of Leased Aircraft will be used by us for general corporate purposes. Our general corporate purposes may include, among other possible uses, the repayment of short-term or long-term indebtedness, capital expenditures, repurchases of common stock and acquisitions.

     To the extent that the proceeds of any offering of Certificates are not used to finance or refinance the purchase of Leased Aircraft on the date of issuance of those Certificates, the relevant proceeds will be held for the benefit of the holders of those Certificates. If those proceeds are not used to finance or refinance the purchase of Leased Aircraft by the date specified in the applicable prospectus supplement, they will be returned to the applicable Certificateholders. See "Description of Certificates -- Delayed Delivery of Leased Aircraft" on page 13 for a description of the procedure for such a delayed financing or refinancing.

     The prospectus supplement with respect to any series of Certificates will provide additional details with respect to the use of proceeds of those Certificates.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of Delta and its consolidated subsidiaries for the periods indicated:

                                    SIX MONTHS
                                       ENDED
      YEARS ENDED JUNE 30,         DECEMBER 31,
--------------------------------   -------------
1995   1996   1997   1998   1999   1998    1999
----   ----   ----   ----   ----   -----   -----
1.69   1.43   3.05   3.41   3.45   3.04    3.67

     Earnings represent:

     - Income before income taxes, excluding the cumulative effect of accounting changes; plus

     - Fixed charges, excluding capitalized interest and interest offset on the Guaranteed Serial ESOP Notes of the Delta Family-Care Savings Plan, which are guaranteed by Delta.

     Fixed charges include:

     - Interest, whether expensed or capitalized, including gross interest on the Guaranteed Serial ESOP Notes;

     - Amortization of debt issuance costs; and

     - One-half of rental expense, except for the years ended June 30, 1995, 1996 and 1997 where one-third of the rentals were included in fixed charges. Management of Delta believes this is representative of the interest factor in those periods.

                        DESCRIPTION OF THE CERTIFICATES

     In connection with each offering under this prospectus and accompanying prospectus supplement, one or more separate Owner Trusts will be formed and one or more series of Certificates will be issued. The Certificates will be issued under a trust indenture and security agreement (an "Indenture") among an Owner Trustee, an Indenture Trustee to be identified in the relevant prospectus supplement and us, in connection with a leveraged lease arrangement relating to Leased Aircraft. In a leveraged lease transaction, one or more persons ("Owner Participants") will form an Owner Trust to acquire an aircraft, and that Owner Trust will then lease the aircraft to us pursuant to a lease agreement (a "Lease"). The Owner Trust will be the owner of the Lease Aircraft.

     The terms of each leveraged lease transaction will be governed by an agreement (a "Participation Agreement") among us, the Owner Trustee, the Owner Participant and the Indenture Trustee. Each Owner Participant will contribute a portion of the purchase price of the related Leased Aircraft in the form of debt or equity, and the remainder of the purchase price will be financed, or "leveraged", through the issuance of the Certificates.

     The Owner Trust will be administered by the Owner Trustee. An Owner Participant will be the beneficiary of the Owner Trust. The Certificates will be nonrecourse obligations of the Owner Trust. The Certificates will not be our obligations or the obligations of the applicable Owner Participant, and will not be enforceable against us or any Owner Participant. The Certificates will be secured by the Leased Aircraft described in the applicable Prospectus Supplement and by certain rights of the applicable Owner Trust under the related Lease.

     We will file with the SEC the form of the Indenture. In addition, we will file with the SEC forms of each of the agreements listed below and discussed in this prospectus or the accompanying prospectus supplement:

     - Lease

     - Participation Agreement

     - Trust Agreement

     - Liquidity Facility Agreement

     You should refer to those agreements for more information regarding the terms discussed in this prospectus and accompanying prospectus supplement. See "Where You Can Find More Information" on pages 19-20 for information on documents we file with the SEC. The summaries contained in this prospectus and the accompanying prospectus supplement are qualified in their entirety by reference to those filed agreements.

     The Certificates offered pursuant to this prospectus will be limited to $1,746,381,000 aggregate public offering price.

     The prospectus supplement accompanying this prospectus contains a glossary. You should refer to the glossary for definitions of the material terms used with respect to the series of Certificates being offered. To the extent that any provision in the accompanying prospectus supplement is inconsistent with this summary, the prospectus supplement will control.

DESCRIPTION OF INFORMATION CONTAINED IN PROSPECTUS SUPPLEMENTS

     You should consult the related prospectus supplement for a description of the specific series of Certificates. The information in the related prospectus supplement will include the following:

     - Specific designation and title of the Certificates;

     - Aggregate principal amount of each series of Certificates;

     - Payment dates applicable to those Certificates;

     - Interest rate on those Certificates;

     - Ranking of the Certificates in terms of priority of payment;

     - Currency or currencies (including currency units) in which the Certificates may be denominated;

     - Specific form of the Certificates;

     - Any liquidity or credit enhancement arrangement with respect to the Certificates;

     - Any listing on a national securities exchange;

     - Description of the related Leased Aircraft;

     - Description of the related Indenture, including:

       -- a description of the events of default under the related Indenture,

       -- the remedies exercisable upon the occurrence of events of default, and

       -- any limitations on the exercise of those remedies with respect to the related Certificates;

     - A description of the related Leases, Trust Agreements and Participation Agreements, including:

       -- the names of the related Owner Trustees,

       -- a description of the events of default under the Leases, the remedies exercisable upon the occurrence of the described events of default and any limitations on the exercise of those remedies with respect to the Certificates,

       -- a description of the events of loss with respect to the related Leased
          Aircraft and any right we may have to replace Leased Aircraft, and

       -- any rights of the Owner Trustee or Owner Participant to cure our failures to pay rent or other defaults under the related Lease;

     - Description of the terms of any underwriting arrangement, including:

       -- the names of any underwriters or agents,

       -- the amounts to be purchased by underwriters or agents, and

       -- the compensation of underwriters or agents;

     - The extent, if any, to which the provisions of the operative documents applicable to the Certificates may be amended by the parties to those operative documents and whether the consent of the holders of a specified percentage of aggregate principal amount of the Certificates is necessary for amendment; and

     - Any other special terms pertaining to the relevant Certificates.

BOOK-ENTRY REGISTRATION

GENERAL

     The applicable prospectus supplement for each series of Certificates will state whether those Certificates will be subject to the following provisions and the provisions under the caption "Definitive Certificates" on pages 5-6.

     Upon issuance, each series of Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a prospectus supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC's nominee, CEDE & Co. ("Cede"). No person acquiring an interest in Certificates (a "Certificate Owner") will be entitled to receive a certificate representing their interest in those Certificates until a Definitive Certificate, as described under "Definitive Certificates" on pages 5-6, is issued.

     Unless and until Definitive Certificates are issued, all references to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants. All references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of those Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC AND DTC PARTICIPANTS

     DTC is:

     - A limited purpose trust company organized under the laws of the State of New York;

     - A member of the Federal Reserve System;

     - A "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - A "clearing agency" registered pursuant to section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include:

     - Securities brokers and dealers

     - Trust companies

     - Banks

     - Clearing corporations

     Indirect access to the DTC system also is available to indirect participants ("Indirect Participants") that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly. Indirect Participants may include:

     - Banks

     - Brokers

     - Dealers

     - Trust companies

PROCEDURE FOR TRANSFERS AND PAYMENTS

     Certificate Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect

Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Indenture Trustee through DTC, DTC Participants or Indirect Participants, as the case may be.

     Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because the payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward those payments in same-day funds to DTC Participants who are credited with ownership of the Certificates. The amounts forwarded to DTC Participants will be proportionate to the principal amount of each DTC Participant's respective holdings of beneficial interests in the Certificates. Subsequently, DTC Participants will forward payments to Indirect Participants or Certificate Owners, as the case may be, in accordance with customary industry practices. The forwarding of these distributions to the Certificate Owners will be the responsibility of the appropriate DTC Participants.

     Unless and until, if ever, the Definitive Certificates are issued, the only "Certificateholder" will be Cede. Certificate Owners will not be recognized by the Indenture Trustee as Certificateholders, as the term is used in the Indenture, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Certificates among the DTC Participants for whom it is acting with respect to the Certificates. DTC also is required to receive and transmit distributions of principal, premium, if any, and interest with respect to the Certificates. Similarly, the DTC Participants and Indirect Participants, with which Certificate Owners have accounts for their Certificates, are required to make book-entry transfers and receive and transmit applicable payments on behalf of their respective customers. Accordingly, although Certificate Owners will not possess the Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge its Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to its Certificates, may be limited due to the lack of a physical certificate for those Certificates.

     DTC has advised us that it will take any action permitted to be taken by a Certificateholder under the Indenture only at the direction of one or more of the DTC Participants to whose accounts the Certificates are credited. Additionally, in the event any action requires approval by Certificateholders of a particular percentage of beneficial interest of the Certificates, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings of the Certificates satisfy that percentage.

     Neither we nor the Indenture Trustee will have any liability for:

     - Any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC; or

     - Maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if:

     - We advise the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and we are unable to locate a qualified successor;

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

     - We, at our option, elect to terminate the book-entry system through DTC;
       or

     - After the occurrence of particular events specified in the related prospectus supplement, Certificate Owners holding at least a majority in interest in the applicable Series advise the Indenture Trustee, us and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any of these events, the Indenture Trustee will be required to notify all Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Certificates and receipt of instructions for re-registration, the Indenture Trustee will reissue the Certificates as Definitive Certificates to Certificate Owners.

     If and when Definitive Certificates are issued to Certificate Owners, distributions of principal, premium, if any, and interest with respect to Certificates will be made in accordance with the procedures set forth in the Indenture. The Indenture Trustee will make these distributions directly to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. The distributions will be made by check mailed to the address of each applicable holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of the Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Indenture Trustee upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

REDEMPTION

     The applicable prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the Certificates may be redeemed or purchased prior to their stated maturity date, in whole or in part. If the Certificates can be redeemed or purchased prior to their stated maturity, the prospectus supplement will describe the premium, if any, applicable upon redemption or purchase, and any other terms applying to the redemption or purchase of the Certificates.

SECURITY

     The Certificates will be secured by:

     - An assignment by the related Owner Trustee to the related Indenture Trustee of that Owner Trustee's rights under the Lease relating to the Leased Aircraft, including the right to receive payments of rent under that Lease; and

     - A mortgage granted to the Indenture Trustee in the applicable Leased Aircraft, subject to our rights under the applicable Lease.

     Under the terms of each Lease, our obligations with respect to the Leased Aircraft will be those of a lessee under a "net lease". Accordingly, we will be obligated, among other things (and at our own expense), to cause the Leased Aircraft to be duly registered, to pay all costs of operating that Leased Aircraft and to maintain, service, repair and overhaul that Leased Aircraft (or to cause that Leased Aircraft to be maintained, serviced, repaired and overhauled).

     The assignment by the related Owner Trustee to the related Indenture Trustee of its rights under the related Lease will exclude, among other things:

     - Rights of that Owner Trustee and the related Owner Participant relating to indemnification from us for certain matters;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity and to the related Owner Participant under liability insurance maintained by us as directed by that Lease or by that Owner Trustee or related Owner Participant;

     - Insurance proceeds payable to that Owner Trustee in its individual capacity or to the related Owner Participant under certain casualty insurance maintained by that Owner Trustee or related Owner Participant pursuant to that Lease; and

     - Any rights of the related Owner Participant or that Owner Trustee to enforce payment of these amounts and their respective rights to the related proceeds of the foregoing.

INSURANCE COVERAGE

     The prospectus supplement will describe the insurance coverage required for the relevant Leased Aircraft.

RECOGNITION OF THE INDENTURE TRUSTEE'S SECURITY INTEREST

     We will be required, except under certain circumstances, to keep each Leased Aircraft registered under Title 49 of the United States Code relating to Aviation the ("Transportation Code"), and to record the Indenture and the Lease, among other documents, relating to each Leased Aircraft under the Transportation Code. The recording of the Indenture, the Lease, and other documents with respect to each Leased Aircraft will give the related Indenture Trustee a perfected security interest in the related Leased Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention on the International Recognition of Rights in Leased Aircraft (the "Convention") provides that the security interest will also be recognized, with some exceptions, in those jurisdictions that have ratified or adhere to the Convention. We will have the right, with some conditions and at our expense, to register each Leased Aircraft in countries other than the United States. Each Leased Aircraft may also be operated by us or under lease, sublease or interchange arrangements in countries that are not parties to the Convention.

     The extent to which the related Indenture Trustee's security interest would be recognized in a Leased Aircraft located in a country that is not a party to the Convention, and the extent to which that security interest would be recognized in a jurisdiction adhering to the Convention if the Leased Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Indenture Trustee to realize upon its security interest in a Leased Aircraft could be adversely affected as a legal or practical matter if that Leased Aircraft were registered or located outside the United States.

     Unless otherwise specified in the applicable prospectus supplement, the Certificates will not be cross-collateralized and consequently the Certificates issued in relation to any one Leased Aircraft will not be secured by any other Lease. Unless and until an Indenture Default (as defined under "Events of Default and Certain Rights upon an Event of Default" on pages 10-11) relating to a Leased Aircraft occurs and is continuing, the related Indenture Trustee may exercise only limited rights of the related Owner Trustee under the related Lease.

INVESTMENT AND REINVESTMENT OF RELATED FUNDS

     The Indenture Trustee will invest and reinvest funds, if any, relating to any Leased Aircraft and held by that Indenture Trustee, pending distribution of those funds. Investments will be described in the applicable Indenture. We will direct the investment and reinvestment of those funds. We will not, however, direct investment and reinvestment if a Lease Event of Default (as defined under "Events of Default and Certain Rights upon an Event of Default" on page 10) exists under the applicable Lease.

     The net amount of any loss resulting from any of the investments made at our direction will be paid by us.

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

SPECIAL RIGHTS OF LESSORS, CONDITIONAL VENDORS AND HOLDERS OF SECURITY INTERESTS UNDER THE BANKRUPTCY CODE

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code) to take possession of that equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - The automatic stay provision of the U.S. Bankruptcy Code, which enjoins repossessions by creditors for the duration of the reorganization period;

     - The provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code, which governs the confirmation of plans of reorganization in Chapter 11 cases; or

     - Any power of the bankruptcy court to enjoin a repossession.

     Section 1110 relief would not be available, however, if the following two conditions are satisfied: (1) within 60 days after the date of the order for relief under the U.S. Bankruptcy Code, or such longer period consented to by the lessor, conditional vendor or holder of a security interest, the trustee in reorganization agrees to perform the debtor's obligations that become due on or after that date; and (2) all defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, or from any failure of the debtor to pay penalty rates based on a failure to perform non-monetary obligations are cured before the later of the expiration of that 60-day period and the date that is 30 days after the date of default.

     Accordingly, the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft if an event of default occurs would not be exercisable for 60 days following the date of the order for relief (unless specifically permitted by the bankruptcy court). Furthermore, if the conditions specified above are satisfied within the applicable period, it is unclear whether Section 1110 affords any relief at all with respect to the exercise of any right to take possession based on an event of default occurring after that period.

     "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States holding an "air carrier operating certificate" issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds of more of cargo.

     A "spare part" is defined in Section 40102 of Title 49 of the U.S. Code as an accessory, appurtenance, or part of an aircraft (except an aircraft engine or propeller), aircraft engine (except a propeller), propeller, or appliance, that is to be installed at a later time in an aircraft, aircraft engine, propeller, or appliance.

     A "citizen of the United States" is defined in Section 40102 of Title 49 of the U.S. Code as:

     - An individual who is a citizen of the United States;

     - A partnership each of whose partners is an individual who is a citizen of the United States; or

     - A corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

     In connection with any issuance of Certificates under this prospectus and the applicable prospectus supplement, unless otherwise described in the applicable prospectus supplement, it is a condition to the Indenture Trustee's obligations under an Indenture that outside counsel designated by us provide its opinion to the Indenture Trustee that the Owner Trustee, as lessor under the Lease for that Leased Aircraft, and the Indenture Trustee, as assignee of that Owner Trustee's rights under the applicable Lease pursuant to the applicable Indenture, will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising that Leased Aircraft. The opinion of outside counsel will not address the possible replacement of a Leased Aircraft after an event of loss in the future. Events of loss and any right we have to replace Leased Aircraft will be described in the applicable prospectus supplement.

OTHER RANKING OF CERTIFICATES

     Some of the Certificates issued in connection with one or more Leased Aircraft, as described in the applicable prospectus supplement, may be subordinated and junior in right of payment to other Certificates issued in connection with the same Leased Aircraft. The terms of any subordination will be described in the related prospectus supplement.

PAYMENTS AND LIMITATION OF LIABILITY

PAYMENTS

     The Owner Trustee will lease each Leased Aircraft to us for a term commencing on the date that Leased Aircraft is delivered to the Owner Trustee. The term will expire on a date after the latest maturity date of the related Certificates, unless previously terminated as permitted by the terms of the related Lease. Some payments, including basic rent, under each related Lease will be payable by us. The Owner Trustee will assign our payments to the related Indenture Trustee to provide the funds necessary to pay principal of, premium, if any, and interest due from the Owner Trustee on the Certificates issued under the related Indenture.

     In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will our rent payments be less than the scheduled payments on the related Certificates. The balance of any basic rent payment under each Lease, after payment of amounts due on the Certificates issued under the Indenture corresponding to the applicable Lease, will be paid over to the applicable Owner Trustee. Our obligation to pay rent and to cause other payments to be made under each Lease will be our general obligations.

LIMITATION OF LIABILITY

     The Certificates will not be our obligations and will not be guaranteed by us, except in some specified circumstances involving our purchase of a Leased Aircraft and our assumption of some specified obligations, including the obligation to make payments on the related Certificates. None of the Owner Trustees, the Owner Participants or the Indenture Trustees will be personally liable to any holder of the Certificates for amounts payable under those Certificates, or, except as provided in the related Indentures in the case of the Owner Trustees and the Indenture Trustees, for any liability under those Indentures.

     Except in the circumstances mentioned, all amounts payable under any Certificates, other than payments made in connection with an optional redemption or purchase by the related Owner Trustee or the related Owner Participant, will be made only from:

     - The assets subject to the lien of the applicable Indenture with respect to the related Leased Aircraft or the income and proceeds received by the related Indenture Trustee from the applicable Indenture, including rent payable by us under the related Lease; and

     - If provided in the related prospectus supplement, the applicable Liquidity Facility.

     Except as otherwise provided in the applicable Indenture, no Owner Trustee will be personally liable for any amount payable or for any statements, representations, warranties, agreements or obligations under any Indenture or Certificates except for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under the Indentures or under the related Certificates to the related Indenture Trustee or to any holder of those Certificates.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     You will have special rights if an event of default occurs and is not cured as described later in this subsection. The prospectus supplement will specify the events of default under the related Indenture (each, an "Indenture Default"). The Indenture Defaults will include events of default under the related Leases (each, a "Lease Event of Default"). With respect to any Certificates that are supported by a Liquidity Facility, the Indenture Defaults also may include events of default under that Liquidity Facility.

     Unless otherwise provided in a prospectus supplement, all of the Certificates issued under the same Indenture will relate to a specific Leased Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. Accordingly, events resulting in an Indenture Default under any particular Indenture would not necessarily result in an Indenture Default occurring under any other Indenture.

     The ability of the applicable Owner Trustee or Owner Participant under an Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default, will be described in the prospectus supplement. Some Certificates may be entitled to the benefits of a Liquidity Facility. A drawing under a Liquidity Facility for the purpose of making a payment of interest because we failed to make a corresponding payment will not cure an Indenture Default or any Lease Default related to that failure by us.

     Each Indenture provides that, the Indenture Trustee will, within 90 days after the occurrence of an Indenture Default in respect of that Indenture give to the Certificateholders notice, transmitted by mail, of all uncured or unwaived defaults with respect to that Indenture known to it. The Indenture Trustee may withhold that notice, however, except in the case of default in the payment of principal, premium, if any, or interest on any of the Certificates, if the Indenture Trustee in good faith determines that the withholding of that notice is in the interests of those Certificateholders. The term "default" as used in this paragraph only means the occurrence of an Indenture Default with respect to the Certificates of a particular series, except that in determining whether any Indenture Default has occurred, any related grace period or notice will be disregarded.

     If an Indenture Default occurs and has not been cured, the Indenture Trustee or Certificateholders holding at least 25% in principal amount of the Certificates of the affected series may declare the entire principal amount of all the Certificates of that series to be due and immediately payable. However, a declaration of acceleration of maturity may be canceled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the Certificates of the affected series.

     Each Indenture will contain a provision entitling the Indenture Trustee, subject to the duty of the Owner Trustee during a default to act with the required standard of care, to demand reasonable security or indemnity by the Certificateholders before proceeding to exercise any right or power under the Indenture at the request of those Certificateholders.

     The prospectus supplement for a series of Certificates will specify the percentage of Certificateholders entitled to waive, or to instruct the Indenture Trustee to waive, any past Indenture Default and its consequences. A waiver by the relevant Certificateholders of, or instruction by the relevant Certificateholders to the Indenture Trustee to waive, any past Indenture Default will annul any direction previously given.

MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another person. We are also permitted to sell or lease substantially all of our assets to another person or to buy or lease substantially all of the assets of another person. However, we may not take any of these actions unless all of the following conditions are met:

     - The surviving, successor or transferee person will:

       -- be organized and validly existing under the laws of the United States or any of its states or the District of Columbia,

       -- be a "citizen of the United States", as defined in the Transportation
          Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code, and

       -- expressly assume all of our obligations contained in any Indentures and the applicable Participation Agreements and Leases, and any other operative documents; and

     - We will have delivered a certificate and an opinion or opinions of counsel indicating that the relevant transaction, in effect, complies with these conditions.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     There are three types of changes that can be made to an Indenture, Lease, Participation Agreement and Trust Agreement.

CHANGES REQUIRING EACH CERTIFICATEHOLDER'S APPROVAL

     The following types of changes require approval by each Certificateholder:

     - Reductions in the principal amount, premium, or interest payment payable on the Certificates;

     - Changes in the date on which payments of principal, premium or interest are payable or other changes affecting the terms of payment of the Certificates;

     - Reductions in the rental amount payable by us below the amount required to pay all principal, premium, and interest on the Certificates;

     - Reductions in the amount payable upon the occurrence of an event of loss concerning the related Leased Aircraft or upon termination of the related Lease;

     - Creations of security interests in property subject to the lien of the Indenture having the same or greater priority with the security interest created by the Indenture or changes depriving a Certificate Owner of the lien of the Indenture; and

     - Reductions in the percentage of aggregate principal amount of the Certificates necessary to modify or amend, or waive compliance with, any provision of the Indenture.

CHANGES NOT REQUIRING CERTIFICATEHOLDER'S APPROVAL

     The following types of changes do not require the approval of any Certificateholder:

     - Changes required by law; or

     - Changes that would not adversely affect the interests of Certificateholders.

CHANGES REQUIRING MAJORITY APPROVAL

     Any other change to an Indenture, Lease, Participation Agreement or Trust Agreement requires the consent of Certificateholders holding at least 50% of the aggregate principal amount of the Certificates of the related Series.

DEFEASANCE OF THE INDENTURES AND THE CERTIFICATES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable prospectus supplement, each Indenture provides that the obligation of the related Indenture Trustee and the related Owner Trustee, in relation to any Certificates, will be deemed to have been discharged and paid in full on the 91st day after the date of irrevocable deposit with the related Indenture Trustee of an amount sufficient to discharge the indebtedness evidenced by the Certificates.

     The deposit must consist of:

     - Money; or

     - Obligations of the United States or any agency or instrumentality of the United States the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest on those obligations and complying with their terms, will provide money in an aggregate amount sufficient to pay when due, including as a consequence of redemption in respect of which notice is given on or prior to the date of irrevocable deposit, the:

       -- principal of,

       -- premium, if any, and

       -- interest on all Certificates issued under and in compliance with the terms of the applicable Indenture.

     Discharge may occur only if, among other things:

     - No Indenture Default or event which with the giving of notice or lapse of time, or both, would become an Indenture Default under the Indenture has occurred and is continuing on the date of irrevocable deposit; and

     - We have delivered an opinion of counsel to the effect that holders of the Certificates will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if the deposit, defeasance and discharge had not occurred.

     Deposit as described will not be deemed to discharge certain obligations, including the obligations:

     - To register the transfer or exchange of Certificates;

     - To replace stolen, lost, destroyed or mutilated Certificates; and

     - To maintain paying agencies and hold money for payment in trust.

     Upon defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Certificates issued under any Indenture on its maturity date or deposit with the applicable Indenture Trustee of money sufficient to satisfy those amounts no earlier than one year prior to the related Indenture's maturity, the holders of the related Certificates will have no beneficial interest in or other rights related to the Leased Aircraft or other assets subject to the lien of the Indenture. Consequently, the lien will terminate.

OUR ASSUMPTION OF OBLIGATIONS

     Unless otherwise specified in the applicable prospectus supplement, upon our exercise of any purchase options we may have under the related

Lease prior to the end of the term of that Lease, we may assume on a full recourse basis all of the obligations of the Owner Trustee, other than its obligations in its individual capacity under the Indenture with respect to that Leased Aircraft, including the obligations to make payments on the related Certificates.

     If we assume the obligations of the Owner Trustee, relevant provisions of the related Lease, including provisions relating to maintenance, possession and use of the related Leased Aircraft, liens, insurance and events of default will be incorporated into the Indenture. Also, the Certificates issued under that Indenture will not be redeemed and will continue to be secured by the Leased Aircraft. It is a condition to our assumption that, if the related Leased Aircraft is registered under the laws of the United States, an opinion of counsel be delivered at the time of assumption. The opinion should substantially state that the related Indenture Trustee would, immediately following assumption, be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Leased Aircraft and its engines. The opinion need not be delivered if the benefits of Section 1110 are not available to the Indenture Trustee with respect to that Leased Aircraft or any engine immediately prior to assumption.

DELAYED DELIVERY OF LEASED AIRCRAFT

     In the event that, on the issuance date of any Certificates, all of the proceeds from the sale of those Certificates are not used to finance or refinance the purchase by the relevant Owner Trustee of a Leased Aircraft, the Leased Aircraft may be financed or refinanced by the Owner Trustee at any time on or prior to the date specified in the applicable prospectus supplement. If a delay occurs, any proceeds from the sale of Certificates which are not use to finance or refinance the purchase of Leased Aircraft will be held under an arrangement described in the applicable prospectus supplement, pending the financing or refinancing of the Leased Aircraft. The arrangements with respect to the payment of interest on funds being held will be described in the applicable prospectus supplement. If the proceeds are not used to finance or refinance the purchase of the Leased Aircraft by the relevant date specified in the applicable prospectus supplement, they will be returned to the holders of the applicable Certificates.

LIQUIDITY FACILITY

     The related prospectus supplement may provide that one or more payments of interest on the related Certificates of one or more Series will be supported by a Liquidity Facility issued by an institution identified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the provider of the Liquidity Facility will have a senior claim upon the assets securing the Certificates.

THE INDENTURE TRUSTEE

REPRESENTATIONS, LIABILITIES, OBLIGATIONS AND POWERS

     Unless otherwise provided in the prospectus supplement for any series of Certificates, the Indenture Trustee for each series of Certificates will be The Bank of New York. The Indenture Trustee makes no representations as to the validity or sufficiency of the Indenture, any Certificates or any other operative document.

     The Indenture Trustee will not be liable with respect to any series of Certificates for any action taken or omitted to be taken by it in good faith under the direction of the holders of a majority in principal amount of outstanding Certificates of that series. If provided by the prospectus supplement, the Owner Trustee will not have any obligation to exercise any of its rights or powers under the Indenture at the request of any Certificateholders, unless they have offered to the Owner Trustee indemnity satisfactory to it.

     Each Indenture provides that the Indenture Trustee (in its individual or fiduciary capacity) may acquire and hold Certificates and, subject to some conditions, may otherwise deal with us with the same rights it would have if it were not the Indenture Trustee.

RESIGNATION AND REMOVAL

     The Indenture Trustee may resign from its position as Indenture Trustee of any or all of the series Certificates at any time. If the Indenture Trustee resigns, we will appoint a successor trustee. If the Indenture Trustee ceases to be eligible to continue as Indenture Trustee for any series Certificates or becomes incapable of acting as Indenture Trustee or becomes insolvent, we may remove that Indenture Trustee. Also, any Certificateholder holding Certificates of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of an ineligible, incapable, or insolvent Indenture Trustee and the appointment of a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor does not become effective until acceptance of the appointment by the successor trustee. Pursuant to the resignation and successor trustee provisions, it is possible that different trustees could be appointed to act as successor trustees for each series. All references in this prospectus to the Indenture Trustee should be read to take into account the possibility that the series could have different successor trustees in the event of a resignation or removal.

FEE, EXPENSES AND INDEMNIFICATION

     The Indenture provides that we will pay the Indenture Trustee's fees and expenses and indemnify the Indenture Trustee against certain liabilities.

OUR RELATIONSHIP TO THE INDENTURE TRUSTEE

     The Bank of New York and certain of its affiliates are the trustees under a number of other indentures to which we are a party; some of these indentures relate to indebtedness which is secured. If an event of default occurred under an Indenture or one of these other indentures, The Bank of New York may be deemed to have a conflicting interest with respect to the Certificates for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Indenture Trustee.

INTERCREDITOR ISSUES

     Certificates may be issued in different classes, which means that the Certificates may have different payment priorities even though they are issued by the same Owner Trust and relate to the same Leased Aircraft. If different classes of Certificates are issued, the related prospectus supplement will describe:

     - The priority of distributions among those Certificates, and any Liquidity Facilities for those Certificates;

     - The ability of any class to exercise and/or enforce any or all remedies with respect to the related Leased Aircraft and the related Lease; and

     - Other intercreditor terms and provisions.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Unless otherwise indicated in the applicable prospectus supplement, this summary describes the principal United States federal income tax consequences of owning the Certificates. This summary is the opinion of Sullivan & Cromwell, special tax counsel to Delta. It applies to you only if you acquire Certificates in the initial offering at the initial offering price and you own your Certificates as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - A dealer in securities or currencies,

     - A trader in securities that elects to use a mark-to-market method of accounting,

     - A bank,

     - A life insurance company,

     - A tax-exempt organization,

     - A person that owns Certificates that are a hedge or that are hedged against interest rate risks,

     - A person that owns Certificates as part of a straddle or conversion transaction for tax purposes, or

     - A person whose functional currency for tax purposes is not the U.S.
       dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF OWNING THESE CERTIFICATES IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND LAWS OF ANY OTHER TAXING JURISDICTION

U.S. CERTIFICATE HOLDERS

     This section describes the tax consequences to a U.S. Certificateholder. You are a U.S. Certificateholder if you are a beneficial owner of a Certificate and you are:

     - A citizen or resident of the United States,

     - A domestic corporation,

     - An estate whose income is subject to United States federal income tax regardless of its source, or

     - A trust if a United States court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

If you are not a U.S. Certificateholder, this section does not apply to you and you should refer to "U.S. Alien Certificateholders" below on page 17.

TAXATION OF CERTIFICATEHOLDERS GENERALLY

     If you are a U.S. Certificateholder, interest paid on the Certificates will be taxable as ordinary income, as it is paid or accrued, in accordance with your method of accounting for United States federal income tax purposes. In the event that a Trust is supported by a Liquidity Facility, any amounts received by the Trust under the Liquidity Facility attributable to unpaid interest will be treated for United States federal income tax purposes as having the same characteristics as the payments they replace. If we were to assume an Owner Trust's obligations under the Certificates, that assumption would be treated for United States federal income tax purposes as a taxable exchange of those Certificates, resulting in recognition of gain or loss by you.

ORIGINAL ISSUE DISCOUNT

     The Certificates may be issued with original issue discount ("OID"). The applicable Prospectus Supplement will state whether any Certificates will be issued with OID and, if applicable, will describe the special United States federal income tax rules governing debt instruments issued with OID. Generally, a holder of a debt instrument issued with OID that is not de minimis must include that OID in income for United States federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to that income, under a method that takes into account the compounding of interest.

SALE OR OTHER DISPOSITION OF THE CERTIFICATES

     Upon the sale, exchange or other disposition of a Certificate, you will generally recognize capital gain or loss equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and your adjusted tax basis in the Certificates. Any gain or loss will be long-term capital gain or loss if the Certificate has been held for more than one year. Long-term capital gain of a noncorporate U.S. Certificateholder is generally taxed at a maximum rate of 20%.

U.S. ALIEN CERTIFICATEHOLDERS

     This section describes the tax consequences to a "U.S. Alien
Certificateholder". You are a U.S. Alien Certificateholder if you are the beneficial owner of a Certificate and are, for United States federal income tax purposes:

     - A nonresident alien individual;

     - A foreign corporation;

     - A foreign partnership; or

     - An estate or trust that is not subject to United States federal income tax on a net income basis on income or gain from a Certificate.

     Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a U.S. Alien Certificateholder of a Certificate:

     - The Owner Trustee and its paying agents will not be required to deduct United States federal withholding tax from payments on the Certificates to you if, in the case of interest income;

       -- you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Owner Participant entitled to vote,

       -- you are not a controlled foreign corporation that is related to the Owner Participant through stock ownership, and

       -- you certify to the Owner Trustee or a U.S. payor, under penalties of perjury, that you are not a United States Certificateholder and provide your name and address, or

       -- a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Certificate certifies to the Owner Trustee or a U.S. payor under penalties of perjury that a similar statement has been received from you by it or by a similar financial institution between it and you and furnishes the payor with a copy thereof; and

     - No deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your Certificate.

     Further, a Certificate held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - The decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Owner Participant entitled to vote at the time of death; and

     - The income on the Certificate would not have been effectively connected with a United States trade or business of the decedent at the same time.

     If you receive a payment after December 31, 2000, recently finalized Treasury regulations will apply. Under these regulations, after December 31, 2000 you may use an alternative method to satisfy the certification requirement described above. Additionally, if you are a partner in a foreign partnership, after December 31, 2000, you (in addition to the foreign partnership) must provide the certification described above, and the partnership must provide certain information. The Internal Revenue Service will apply a look-through rule in the case of tiered partnerships.

BACKUP WITHHOLDING AND INFORMATION REPORTING

UNITED STATES CERTIFICATEHOLDERS

     In general, if you are a noncorporate U.S. Certificateholder, the Owner Trustee and other payors are required to report to the Internal Revenue Service all payments on your Certificates. In addition, the proceeds of the sale of your Certificate before maturity within the United States will be reported to the Internal Revenue Service. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

U.S. ALIEN CERTIFICATEHOLDERS

     You are generally exempt from backup withholding and information reporting with respect to any payments on a Certificate provided that you provide the certification described under "U.S. Alien Certificateholders" on page 16, and provided further that the payor does not have actual knowledge that you are a U.S. person. See the discussion above with respect to the rules under the final withholding regulations.

     In general, payment of the proceeds from the sale of Certificates to or through a United States office of a broker is subject to both United States backup withholding and information reporting, unless you are a U.S. Alien Certificateholder and you certify as to your non-United States status under penalties of perjury or otherwise establish an exemption. Payments of the proceeds from the sale by a U.S. Alien Certificateholder of a Certificate made to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting, but not backup withholding, may apply to a payment made outside of the United States of the proceeds of a sale of Certificate through an office outside the United States if the broker is:

     - A U.S. person;

     - A controlled foreign corporation for United States tax purposes;

     - A foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period; or

     - With respect to payments made after December 31, 2000, a foreign partnership, if at any time during the tax year: (1) one or more of its partners are "U.S. persons" (as defined in U.S. Treasury regulations) who in the aggregate own more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in a United States trade or business unless the broker has documentary evidence in its records that you are a non-U.S. person and does not have actual knowledge that you are a U.S. person, or you otherwise establish an exemption.

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, the Certificates may not be purchased by:

     - An employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

     - An individual retirement account or an employee benefit plan subject to section 4975 of the Code.

     Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Code and, therefore, may purchase the Certificates.

                              PLAN OF DISTRIBUTION

     The Certificates may be sold to or through underwriters, directly to other purchasers or through agents. The distribution of the Certificates may be effected from time to time in one or more transactions at:

     - A fixed price or prices, which may be changed;

     - Market prices prevailing at the time of sale;

     - Prices related to the prevailing market prices at the time of sale; or

     - Negotiated prices.

     In connection with the sale of the Certificates, underwriters or agents may receive compensation from us or from purchasers of the Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any outright or deemed underwriter or agent will be identified, and any related compensation received from us will be described, in the applicable prospectus supplement.

     Under agreements which we may enter into, underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

     If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by specific institutions to purchase the Certificates from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include, among others:

     - Commercial and savings banks

     - Insurance companies

     - Pension funds

     - Investment companies

     - Educational and charitable institutions

     In all cases, we must approve the contracting institutions. The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the Certificates is not at the time of delivery prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters or relevant other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Unless otherwise indicated in the applicable prospectus supplement, we do not intend to apply for the listing of any series of Certificates on a national securities exchange. If the Certificates of any series are sold to or through underwriters, the underwriters may make a market in those Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in those Certificates, and any market-making that is done could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any series.

     Some of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

                          VALIDITY OF THE CERTIFICATES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered Certificates will be passed upon for us by Robert S. Harkey, Senior Vice President -- General Counsel and for any agents, dealers or underwriters by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedule included or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended June 30, 1999 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information as well as the information included in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the

Securities Exchange Act of 1934 ("Exchange Act") until we sell all the Certificates. This prospectus is part of a registration statement we filed with the SEC.

     - Annual Report on Form 10-K for the fiscal year ended June 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;

     - Current Report on Form 8-K dated November 30, 1999; and

     - Current Report on Form 8-K dated January 31, 2000.

     Any party to whom this prospectus is delivered, including a holder in street name, may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus), at no cost, by writing or telephoning us at the following address:

     Delta Air Lines, Inc.
     Investor Relations Department
     (Dept. No. 829)
     P.O. Box 20706
     Atlanta, Georgia 30320
     (404) 715-2600

             ------------------------------------------------------
             ------------------------------------------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                           -------------------------

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                 $1,746,381,000

                             DELTA AIR LINES, INC.

                          EQUIPMENT TRUST CERTIFICATES
                              --------------------

                                   PROSPECTUS

                              --------------------
                                            , 2000
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with this offering, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission filing fee...............  $264,000
Printing and engraving expenses.............................   125,000
Trustee and agents' fees and expenses.......................    25,000
Accountant's fees and expenses..............................    60,000
Rating Agency fees..........................................    60,000
Legal fees and expenses.....................................   100,000
Miscellaneous...............................................    50,000
                                                              --------
  Total.....................................................  $684,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighteenth of the Certificate of Incorporation of Delta (the "Certificate") provided that no director shall be personally liable to Delta or its stockholders for monetary damages for any breach of his fiduciary duty as a director, except as provided in Section 102 of the DGCL.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Article Tenth of Delta's Certificate provides that Delta shall to the extent permitted by law indemnify any person for all liabilities incurred by or imposed upon him as a result of any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he shall be involved by reason of the fact that he is or was serving as a director, officer or employee of Delta, or that, at the request of Delta, he is or was serving another corporation or enterprise in any capacity.

     Delta has purchased and maintains at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities that may be incurred by them in such capacities.

     The Forms of Underwriting Agreements filed as Exhibits 1(a), (b) and (c) to the registration statement will provide for indemnification of Delta's directors and officers by the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  LIST OF EXHIBITS

 EXHIBIT
REFERENCE
 NUMBER                             DOCUMENT DESCRIPTION
---------                           --------------------
1(a)       --   Form of Underwriting Agreement Standard Provisions related to Pass Through Certificates.*
1(b)       --   Form of Underwriting Agreement Standard Provisions relating to Equipment Trust Certificates.*
1(c)       --   Form of Underwriting Agreement Standard Provisions relating to Debt Securities.*
4(a)(1)    --   Form of Pass Through Trust Agreement to be entered into
                between Delta Air Lines, Inc. and the Pass Through Trustee, relating to Pass Through Certificates. Incorporated by
                reference to Exhibit 4(a) to Delta's Registration Statement on Form S-3 (Registration No. 333-58647).**
4(a)(2)    --   Form of Trust Indenture and Security Agreement to be entered into between the Owner Trustee and the Indenture Trustee,
                relating to Equipment Notes in connection with an offering of Pass Through Certificates. Incorporated by reference to
                Exhibit 4(c)(1) to Delta's Registration Statement on Form
                S-3 (Registration No. 33-46663).**
4(b)       --   Form of Trust Indenture and Security Agreement to be entered into among the Owner Trustee, the Indenture Trustee and
                Delta Air Lines, Inc., as Lessee, relating to Equipment
                Trust Certificates. Incorporated by reference to Exhibit
                4(b)(1) to Delta's Registration Statement on Form S-3
                (Registration No. 33-46663).**
4(c)       --   Indenture, dated as of May 1, 1991, relating to the Debt
                Securities. Incorporated by reference to Exhibit 4 to
                Delta's Registration Statement on Form S-3 (Registration No.
                33-40190).
4(d)       --   Form of Lease Agreement to be entered into between the Owner
                Trustee, as Lessor, and Delta Air Lines, Inc., as Lessee,
                relating to Pass Through Certificates or Equipment Trust
                Certificates. Incorporated by reference to Exhibit 4(f) to
                Delta's Registration Statement on Form S-3 (Registration No.
                33-46663).**
4(e)       --   Form of Trust Agreement to be entered into between the Owner
                Trustee, as Lessor, and Delta Air Lines, Inc., as Lessee,
                relating to Pass Through Certificates or Equipment Trust
                Certificates. Incorporated by reference to Exhibit 4(e) to
                Delta's Registration Statement on Form S-3 (Registration No.
                33-46663).**
5(a)       --   Opinion of Robert S. Harkey, counsel for Delta, relating to
                Pass Through Certificates.

 EXHIBIT
REFERENCE
 NUMBER                             DOCUMENT DESCRIPTION
---------                           --------------------
5(b)       --   Opinion of Robert S. Harkey, counsel for Delta, relating to
                Equipment Trust Certificates.
5(c)       --   Opinion of Robert S. Harkey, counsel for Delta, relating to
                Debt Securities.
8          --   Tax Opinion of Sullivan & Cromwell, special counsel for
                Delta, relating to Pass Through Certificates and Equipment
                Trust Certificates.
12(a)      --   Statement regarding computation of Ratio of Earnings to
                Fixed Charges for the five fiscal years ended June 30, 1999.
                Incorporated by reference to Exhibit 12 to Delta's Annual
                Report on Form 10-K for the fiscal year ended June 30, 1999
                (File No. 1-5424).
12(b)      --   Statement regarding computation of Ratio of Earnings to
                Fixed Charges for the six months ended December 31, 1999 and
                December 31, 1998. Incorporated by reference to Exhibit 12 to Delta's Quarterly Report on Form 10-Q for the quarter
                ended December 31, 1999 (File No. 1-5424).
23(a)      --   Consent of Robert S. Harkey, counsel for Delta (included in
                Exhibits (a),(b) and (c)).
23(b)      --   Consent of Sullivan & Cromwell, special counsel for Delta
                (included in Exhibit 8).
23(c)      --   Consent of Arthur Andersen LLP, independent public
                accountants.
24         --   Powers of Attorney.
25         --   Form T-1 Statement of Eligibility under the Trust Indenture
                Act of 1939, as amended, of The Bank of New York, as Trustee for the Debt Securities, as Pass Through Trustee for the
                Pass Through Certificates and as Indenture Trustee for the
                Equipment Trust Certificates.

-------------------------

 * To be filed by amendment or on Form 8-K.

** Separate Trust Indenture and Security Agreements, Participation Agreements,
   Trust Agreements and Lease Agreements will be entered into with respect to each Aircraft and each Series of Equipment Trust Certificates in connection with any particular offering of Equipment Trust Certificates or Pass Through Certificates. The Prospectus Supplement for each such offering will set forth any material details in which the Trust Indenture and Security Agreements and the related forms of Equipment Trust Certificates, the Participation Agreements, the Trust Agreements differ from the corresponding Exhibit for the form of such documents.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if the change in volume represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 23rd day of February, 2000.

                                          DELTA AIR LINES, INC.

                                          By:      /s/ EDWARD H. WEST
                                            ------------------------------------
                                                       Edward H. West
                                                Executive Vice President and
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 23rd day of February, 2000.

                      SIGNATURE                                           TITLE
                      ---------                                           -----
                  /s/ LEO F. MULLIN                    Chairman of the Board, President and Chief
-----------------------------------------------------    Executive Officer
                    Leo F. Mullin                        (Principal Executive Officer)

                          *                            Director
-----------------------------------------------------
                   Edwin L. Artzt

                          *                            Director
-----------------------------------------------------
                 James L. Broadhead

                          *                            Director
-----------------------------------------------------
                   Edward H. Budd

                          *                            Director
-----------------------------------------------------
                 R. Eugene Cartledge

                          *                            Director
-----------------------------------------------------
                 Mary Johnston Evans

                          *                            Director
-----------------------------------------------------
                 George M. C. Fisher

                          *                            Director
-----------------------------------------------------
                   David R. Goode

                          *                            Director
-----------------------------------------------------
                  Gerald Grinstein

                          *                            Director
-----------------------------------------------------
                   Andrew J. Young

                 /s/ EDWARD H. WEST                    Executive Vice President and Chief Financial
-----------------------------------------------------    Officer
                   Edward H. West                        (Principal Financial Officer and Principal
                                                         Accounting Officer)

*By:             /s/ EDWARD H. WEST                    Attorney-in-Fact
-----------------------------------------------------
                   Edward H. West